As filed with the Securities and Exchange Commission on May 7, 2020

Registration No. 333-237328
Registration No. 333-237500

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM F-1
ON FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Seanergy Maritime Holdings Corp.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N.A.
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Seanergy Maritime Holdings Corp. 154 Vouliagmenis Avenue 166 74 Glyfada Athens, Greece Tel: +30 213 0181507 (Address and telephone number of Registrant’s principal executive offices)
Will Vogel, Esq.
Watson Farley & Williams LLP
250 West 55th Street
New York, New York 10019
(212) 922-2200 (telephone number)
(212) 922-1512 (facsimile number)
(Name, Address and telephone number
of agent for service)

With copies to:
Will Vogel, Esq.
Watson Farley & Williams LLP
250 West 55th Street
New York, New York 10019
(212) 922-2200 (telephone number)
(212) 922-1512 (facsimile number)

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.          ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.          ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.          ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.          ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.          ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.          ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company           ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Seanergy Maritime Holdings Corp., or the Company, filed with the U.S. Securities and Exchange Commission, or the Commission, (i) a registration statement on Form F-1 (File No. 333-237328) on March 20, 2020, which was amended by a pre-effective amendment filed on March 30, 2020 and declared effective on March 31, 2020 and was further supplemented on April 13, 2020, April 22, 2020, April 24, 2020, April 29, 2020, May 1, 2020 and May 6, 2020 and (ii) a registration statement on Form F-1 MEF (File No. 333-237500) on March 31, 2020 that became effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act. We refer to these registration statements as the “Registration Statements”.  Pursuant to Rule 429 under the Securities Act, the prospectuses contained in the Registration Statements have been combined into the prospectus contained in this Post-Effective Amendment No. 1 to Form F-1 on Form F-3.  Accordingly, this Post-Effective Amendment No. 1 to Form F-1 on Form F-3 amends both of the Registration Statements.

The Registration Statements covered the offering of an aggregate of 35,290,000 units consisting of one common share or pre-funded warrant and one Class D Warrant to purchase one common share, which units separated immediately upon their issuance. Each Class D Warrant was exercisable upon its issuance and expires five years after the issuance date. On April 22, 2020 the original exercise price of the Class D Warrants has been decreased from its original price of $0.17 per share to $0.12 per share. Additionally, the Registration Statement registered the offering of a Representative’s Warrant to purchase up to 1,764,500 common shares. The Company granted the underwriters an option for a period of up to 45 days to purchase up to 5,293,500 additional units. The underwriter exercised this over-allotment in full.

This Post-Effective Amendment No. 1 to Form F-1 on Form F-3 (this “Post-Effective Amendment”) is being filed to (i) convert the Registration Statements on Form F-1 to Form F-3 and (ii) register the common shares currently issuable on exercise of the Representative’s Warrant and Class D Warrants already issued and currently outstanding, consisting of an aggregate of 37,063,500 common shares. No further offering will be made pursuant to this Post-Effective Amendment. All filing fees payable in connection with the registration of the 37,063,500 common shares issuable upon exercise of the outstanding Representative’s Warrant and Class D Warrants were previously paid by the Company in connection with the filing of the Registration Statement.

Registration of Common Stock Upon Exercise of Warrants

This Post-Effective Amendment also contains an updated prospectus relating to an aggregate of 37,063,500 common shares issuable upon exercise of the outstanding Representative’s Warrant and Class D Warrants previously issued in connection with the offering of initial securities under the Registration Statement, which closed on April 2, 2020, including the over-allotment exercises.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 7, 2020

PROSPECTUS

Up to 37,063,500 Common Shares

Issuable Upon Exercise of Outstanding Warrants

Seanergy Maritime Holdings Corp.

This prospectus relates to the issuance of up to 37,063,500 of our common shares issuable upon the exercise of (i) 35,299,000 outstanding Class D Warrants to purchase common shares, and (ii) a Representative’s Warrant to purchase up to 1,764,500 of our common shares. We refer to the Class D Warrants and Representative’s Warrant together as the Warrants. The Warrants were issued in connection with a registered public offering which closed on April 2, 2020.

Each Class D Warrant has an exercise price of $0.12 per share, subject to adjustment, was exercisable upon issuance and will expire five years from issuance. The Representative’s Warrant has an exercise price of $0.2125 per share, is exercisable from September 27, 2020 and will expire on March 31, 2023.

Our common shares, Class A Warrants and Class B Warrants are listed on the Nasdaq Capital Market under the symbols “SHIP”, “SHIPW” and “SHIPZ”, respectively. We have applied for the listing of our Class D Warrants on the Nasdaq Capital Market. On May 6, 2020, the last reported sale price of our common shares on the Nasdaq Capital Market was $0.1318 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2020.

TABLE OF CONTENTS

Table of Contents
ABOUT THIS PROSPECTUS

You should rely only on the information contained and incorporated by reference into this prospectus and in any free writing prospectus that we authorize to be distributed to you. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information or to make representations other than those contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted.

We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in the section herein entitled “Risk Factors”. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things:

•	changes in shipping industry trends, including charter rates, vessel values and factors affecting vessel supply and demand;

•	changes in seaborne and other transportation patterns;

•	changes in the supply of or demand for dry bulk commodities, including dry bulk commodities carried by sea,generally or in particular regions;

•	changes in the number of newbuildings under construction in the dry bulk shipping industry;

•	changes in the useful lives and the value of our vessels and the related impact on our compliance with loan covenants;

•	the aging of our fleet and increases in operating costs;

•	changes in our ability to complete future, pending or recent acquisitions or dispositions;

•	our ability to achieve successful utilization of our expanded fleet;

•
changes to our financial condition and liquidity, including our ability to pay amounts that we owe and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities;

•	risks related to our business strategy, areas of possible expansion or expected capital spending or operating expenses;

•
changes in our ability to leverage the relationships and reputation in the dry bulk shipping industry of V.Ships Limited, or V.Ships, our technical manager, and Fidelity Marine Inc., or Fidelity, our commercial manager;

•	changes in the availability of crew, number of off-hire days, classification survey requirements and insurance costs for the vessels in our fleet;

•	changes in our relationships with our contract counterparties, including the failure of any of our contract counterparties to comply with their agreements with us;

•	loss of our customers, charters or vessels;

•	damage to our vessels;

•	potential liability from future litigation and incidents involving our vessels;

•	our future operating or financial results;

•	acts of terrorism, other hostilities, pandemics or other calamities (including, without limitation, the worldwide novel coronavirus outbreak of 2020);

•	changes in global and regional economic and political conditions;

•	changes in governmental rules and regulations or actions taken by regulatory authorities, particularly with respect to the dry bulk shipping industry;

•	our ability to continue as a going concern; and

•
other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the U.S. Securities and Exchange Commission, or the Commission, including our most recent annual report on Form 20-F, which is incorporated by reference into this prospectus.

Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Republic of the Marshall Islands and our principal executive offices are located outside the United States. Certain of our directors and officers reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors and officers are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that courts in jurisdictions outside of the U.S. (i) would enforce judgments of U.S. courts obtained in actions against us or our directors or officers based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our directors or officers based on those laws.

PROSPECTUS SUMMARY

This summary highlights certain information that appears elsewhere in this prospectus or in documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and the documents incorporated by reference herein. As an investor or prospective investor, you should also review carefully the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2019.

Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “Seanergy”, “we”, “us” and “our” refer to Seanergy Maritime Holdings Corp. and all of its subsidiaries, and “Seanergy Maritime Holdings Corp.” refers only to Seanergy Maritime Holdings Corp. and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of our vessels. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references in this prospectus to “$” or “dollars” are to U.S. dollars, and financial information presented in this prospectus is derived from the financial statements incorporated by reference in this prospectus that were prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Overview

We are Seanergy Maritime Holdings Corp., an international shipping company specializing in the worldwide seaborne transportation of dry bulk commodities, primarily iron ore and coal. Our fleet currently consists of ten modern-design Capesize vessels. We are the only pure-play Capesize shipping company listed in the U.S. capital markets. We believe we have established a reputation in the international dry bulk shipping industry for operating and maintaining vessels with high standards of performance, reliability and safety. Our management team is comprised of executives with extensive experience operating large and diversified fleets, who have strong relationships to a growing number of international charterers.

We manage our vessels’ operations, insurances, claims and bunkering and have the general supervision of our third-party technical and commercial managers. Pursuant to technical management agreements with our vessel owning or operating subsidiaries, V.Ships, an independent third party, provides technical management for our vessels that includes general administrative and support services, such as crewing and other technical management, accounting related to vessels and provisions. Fidelity, an independent third party, provides exclusive commercial management services for all of the vessels in our fleet pursuant to a commercial management agreement with Seanergy Management Corp., or Seanergy Management, our wholly-owned ship managing subsidiary. Seanergy Management provides us with certain other management services.

Our Fleet

As of the date of this prospectus, we operate a fleet of ten Capesize vessels, with a cargo-carrying capacity of approximately 1,748,581 dwt and an average age of approximately 11 years. We are the only pure-play Capesize shipping company listed in the U.S. capital markets.

The following table lists the vessels in our fleet as of the date of this prospectus:
Vessel Name	Year Built	Dwt	Flag	Yard	Type of Employment
Fellowship	2010	179,701	MI	Daewoo	Spot
Championship(1)	2011	179,238	MI	Sungdong	T/C Index Linked(2)
Partnership	2012	179,213	MI	Hyundai	T/C Index Linked(3)
Knightship(4)	2010	178,978	LIB	Hyundai	T/C Index Linked(5)
Lordship	2010	178,838	LIB	Hyundai	T/C Index Linked(6)
Gloriuship	2004	171,314	MI	Hyundai	T/C Index Linked(7)
Leadership	2001	171,199	BA	Koyo-Imabari	Spot
Geniuship	2010	170,058	MI	Sungdong	Spot
Premiership	2010	170,024	IoM	Sungdong	T/C Index Linked(8)
Squireship	2010	170,018	LIB	Sungdong	T/C Index Linked(9)

(1)
In November 2018, we entered into a financing arrangement with Cargill International SA, or Cargill, according to which this vessel was sold and leased back on a bareboat basis from Cargill for a five-year-period. We have a purchase obligation at the end of the five-year period and we further have the option to repurchase the vessel at any time during the bareboat charter.

(2)
This vessel is being chartered by Cargill. The vessel was delivered to the charterer on November 7, 2018 for a period of employment of 60 months, with an additional period of 24 to 27 months at the charterer’s option. The net daily charter hire is calculated at an index linked rate based on the five T/C routes of the Baltic Capesize Index, or BCI, TCE plus a gross daily scrubber premium of $1,740. In addition, the time charter provides us with the option to convert the index linked rate to a fixed rate for a period of between three and 12 months priced at the then prevailing Capesize Forward Freight Agreement rate, or FFA, for the selected period.

(3)
This vessel is being chartered by a major European utility and energy company and was delivered to the charterer on September 11, 2019, for a period of minimum 33 to maximum 37 months with an optional period of about 11 to maximum 13 months. The net daily charter hire is calculated at an index linked rate based on the BCI TCE. In addition, the time charter provides us an option for any period of time during the hire to be converted into a fixed rate time charter, between three months and 12 months, with a rate corresponding to the prevailing value of the respective Capesize FFA.

(4)
In June 2018, we entered into a financing arrangement with AVIC International Leasing Co., Ltd., or AVIC, according to which this vessel was sold and leased back on a bareboat basis from AVIC’s affiliate, Hanchen Limited, or Hanchen, for an eight-year period. We have a purchase obligation at the end of the eight-year period and we further have the option to repurchase the vessel at any time following the second anniversary of delivery under the bareboat charter.

(5)
This vessel will be chartered by ST Shipping and Transport Pte. Ltd., a fully owned subsidiary of Glencore plc, or Glencore, commencing within May 2020 for a period of minimum 36 to maximum 42 months with two optional periods of about 11 to maximum 13 months. The net daily charter hire is calculated at an index linked rate based on the BCI TCE.

(6)
This vessel is being chartered by a major European utility and energy company and was delivered to the charterer on August 4, 2019, for a period of minimum 33 to maximum 37 months with an optional period of about 11 to maximum 13 months. The net daily charter hire is calculated at an index linked rate based on the BCI TCE plus a net daily scrubber premium of $3,735. In addition, the time charter provides us an option for any period of time during the hire to be converted into a fixed rate time charter, between three months and 12 months, with a rate corresponding to the prevailing value of the respective Capesize FFA.

(7)
This vessel is being chartered by a dry bulk charter operator and was delivered to the charterer on April 23, 2020, for a period of minimum 10 to maximum 14 months, in direct continuation of the previous T/C employment. The net daily charter hire is calculated at an index linked rate based on BCI TCE.

(8)
This vessel is being chartered by Glencore and was delivered to the charterer on November 29, 2019 for a period of minimum 36 to maximum 42 months with two optional periods of about 11 to maximum 13 months. The net daily charter hire is calculated at an index linked rate based on BCI TCE plus a gross daily scrubber premium of $2,163.

(9)
This vessel is being chartered by Glencore and was delivered to the charterer on December 19, 2019 for a period of minimum 36 to maximum 42 months with two optional periods of about 11 to maximum 13 months. The net daily charter hire is calculated at an index linked rate based on the BCI TCE plus a gross daily scrubber premium of $2,163.

Key to Flags:
BA – Bahamas, IoM – Isle of Man, LIB – Liberia, MI – Marshall Islands.

Corporate Information

We were incorporated under the laws of the Republic of the Marshall Islands on January 4, 2008, originally under the name Seanergy Merger Corp., as a wholly-owned subsidiary of Seanergy Maritime Corp. We changed our name to Seanergy Maritime Holdings Corp. on July 11, 2008. Our principal executive office is located at 154 Vouliagmenis Avenue, 166 74 Glyfada, Athens, Greece. Our registered office is located at Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Our registered agent in the Republic of the Marshall Islands is: The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Our principal executive office telephone number is +30 213 0181507. Our corporate website address is www.seanergymaritime.com. The information contained on our website does not constitute part of this prospectus. The SEC maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

THE OFFERING

Common shares presently outstanding	262,317,939 common shares(1)(2)

Securities offered by us
Up to 37,063,500 of our common shares issuable from time to time upon exercise of the Warrants, including (i) 35,299,000 common shares issuable upon exercise of the Class D Warrants, and (ii) 1,764,500 common shares issuable upon exercise of the Representative’s Warrant. See “Description of Capital Stock and Warrants”. The Class D Warrants are exercisable immediately upon issuance and will expire on April 2, 2025. The Representative’s Warrant is exercisable beginning on September 27, 2020 and will expire on March 31, 2023.

Common shares to be outstanding immediately after this offering	299,381,439 common shares, assuming the Representative’s Warrant and Class D Warrants are exercised in full(2)

Use of proceeds
We estimate that we will receive net proceeds of approximately $4.6 million if all of the Warrants are exercised in full on a cash basis. We intend to use the proceeds from the exercise of the Warrants for general corporate purposes. It is possible that some or all of the Warrants may expire and may never be exercised. See “Use of Proceeds”.

Risk factors
Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 11, and in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated herein by reference, to read about the risks you should consider before investing in our securities.

Listing	As of the date of this prospectus, our common shares, Class A Warrants and Class B Warrants are traded on the Nasdaq Capital Market under the symbol “SHIP”, “SHIPW” and “SHIPZ”, respectively.

(1)	Excludes the 37,063,500 common shares registered in this offering.

(2)	Excludes:

•	50,000,000 common shares issuable upon the exercise of warrants issued in a transaction exempt from registration with the Securities and Exchange Commission which closed on April 14, 2020;

•	50,750,000 common shares issuable upon the exercise of warrants issued in a transaction exempt from registration with the Securities and Exchange Commission which closed on April 22, 2020;

•	42,950,000 common shares issuable upon the exercise of warrants issued in a transaction exempt from registration with the Securities and Exchange Commission which closed on May 4, 2020;

•	43,350,000 common shares issuable upon the exercise of warrants issued in a transaction exempt from registration with the Securities and Exchange Commission which closed on May 7, 2020;

•
766,666 common shares issuable upon the exercise of outstanding Class A warrants at an exercise price of $30.00 per share, which warrants trade on the Nasdaq Capital Market under the ticker symbol “SHIPW” and expire in December 2021;

•
4,830,000 common shares issuable upon the exercise of outstanding Class B warrants at an exercise price of $1.00 per share, which warrants trade on the Nasdaq Capital Market under the ticker symbol “SHIPZ” and expire in May 2022;

•	1,823,529 common shares issuable upon the exercise of the Class B warrants issued to Jelco pursuant to a Securities Purchase Agreement dated May 9, 2019 between Jelco and the Company;

•	210,000 common shares issuable upon the exercise of a representative’s warrant at an exercise price of $1.00, which warrant expires in May 2022; and

•
2,867,776 shares issuable upon exercise of convertible notes comprised of 281,481 common shares issuable upon exercise of a conversion option pursuant to the convertible note, dated March 12, 2015, as amended, that we issued to Jelco, 1,567,777 common shares issuable upon exercise of a conversion option pursuant to the revolving convertible note, dated September 7, 2015, as amended, that we issued to Jelco, and 1,018,518 common shares issuable upon exercise of a conversion option pursuant to the convertible note, dated September 27, 2017, as amended, that we issued to Jelco.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding to invest in our securities, you should carefully consider the risks described below and all of the other information contained or incorporated by reference into this prospectus. These risks and uncertainties are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition, results of operations and future growth prospects could be materially adversely affected. In that case, you may lose all or part of your investment in the securities.

Risks Relating to the Offering and the Ownership of our Common Shares

Risks Relating to Our Industry

The market values of our vessels may decrease, which could limit the amount of funds that we can borrow or trigger certain financial covenants under our loan agreements, and we may incur an impairment or, if we sell vessels following a decline in their market value, a loss.

The fair market values of our vessels are related to prevailing freight charter rates. While the fair market value of vessels and the freight charter market have a very close relationship as the charter market moves from trough to peak, the time lag between the effect of charter rates on market values of ships can vary. A decrease in the market value of our vessels could require us to raise additional capital in order to remain compliant with our loan covenants and could result in the loss of our vessels (including, through foreclosure by our lenders) and adversely affect our earnings and financial condition.

The fair market value of our vessels may increase or decrease, and we expect the market values to fluctuate depending on a number of factors including:

•               prevailing level of charter rates;

•               general economic and market conditions affecting the shipping industry, including changes in global dry cargo commodity supply;

•               types and sizes of vessels;

•               number of newbuilding deliveries;

•               number of vessels scrapped or otherwise removed from the world fleet;

•               changes in environmental and other regulations that may limit the useful life of vessels;

•               decreased costs and increases in use of other modes of transportation;

•               cost of newbuildings or secondhand vessel acquisitions;

•               governmental and other regulations;

•               technological advances;

•             the cost of retrofitting or modifying existing ships to respond to technological advances in vessel design or equipment, changes in applicable environmental or other regulations or standards, or otherwise; and

•               persistent pressure on freight rates from COVID-19 (see relevant Risk Factor below)

In addition, as vessels grow older, they generally decline in value. If the fair market value of our vessels declines, we may not be in compliance with certain covenants in our loan agreements, and our lenders could accelerate our indebtedness or require us to pay down our indebtedness to a level where we are again in compliance with our loan covenants. If any of our loans are accelerated, we may not be able to refinance our debt or obtain additional funding. We expect that we will enter into more loan agreements in connection with our future acquisitions of vessels. For more information regarding our current loan facilities, please see “Item 5. Operating and Financial Review and Prospects – B. Liquidity and Capital Resources – Loan Arrangements – Credit Facilities” in our Annual Report.

In addition, if vessel values decline, we may have to record an impairment adjustment in our financial statements, which could adversely affect our financial results. Furthermore, if we sell one or more of our vessels at a time when vessel prices have fallen, the sale price may be less than the vessel’s carrying value on our consolidated financial statements, resulting in a loss on sale or an impairment loss being recognized, leading to a reduction in earnings.

Charter hire rates for dry bulk vessels are volatile and have declined significantly since their historic highs and may remain at low levels or decrease in the future, which may adversely affect our earnings, revenue and profitability and our ability to comply with our loan covenants.

The downturn in recent years in the dry bulk charter market, from which we derive substantially all of our revenues, has affected the dry bulk shipping industry and has harmed our business. The Baltic Dry Index, or BDI, declined from a high of 11,793 in May 2008 to a low of 290 in February 10, 2016, which represents a decline of 98%. In 2019, the BDI ranged from a low of 595 on February 11, 2019 to a high of 2,518 on September 4, 2019, and during 2020 the BDI has ranged from a high of 976 on January 2, 2020 to a low of 411 on February 10, 2020.

The decline and volatility in charter rates has been due to various factors, including the over-supply of dry bulk vessels, the lack of trade financing for purchases of commodities carried by sea, which resulted in a significant decline in cargo shipments, and trade disruptions caused by natural or other disasters, such as those that resulted from the dam collapse in Brazil in 2019 and the recent worldwide outbreak of the novel coronavirus infection. Dry bulk charter rates remain at depressed levels and may decline further. These circumstances have had adverse consequences from time to time for dry bulk shipping, including, among other developments:

•	decrease in available financing for vessels;

•	no active secondhand market for the sale of vessels;

•	charterers seeking to renegotiate the rates for existing time charters;

•	widespread loan covenant defaults in the dry bulk shipping industry due to the substantial decrease in vessel values; and

•	declaration of bankruptcy by some operators, charterers and vessel owners.

The degree of charter hire rate volatility among different types of dry bulk vessels has varied widely. If we enter into a charter when charter hire rates are low, our revenues and earnings will be adversely affected and we may not be able to successfully charter our vessels at rates sufficient to allow us to operate our business profitably or meet our obligations. Further, if low charter rates in the dry bulk market continue or decline further for any significant period, this could have an adverse effect on our vessel values and ability to comply with the financial covenants in our loan agreements. In such a situation, unless our lenders were willing to provide waivers of covenant compliance or modifications to our covenants, our lenders could accelerate our debt and we could face the loss of our vessels.

The novel coronavirus global pandemic, or other epidemics, could decrease the demand and supply for the raw materials we transport and the rates that we are paid to carry them and could adversely affect our business, results of operations, or financial condition.

The World Health Organization has declared the outbreak of a novel coronavirus first identified in China and its subsequent spread around the world (COVID-19) a global pandemic. The measures taken by governments worldwide in response to the outbreak, which included numerous factory closures and restrictions on travel, as well as labor shortages resulting from the outbreak, are expected to slow down production of goods worldwide and decrease the amount of goods exported and imported worldwide. Some experts fear that the economic consequences of the novel coronavirus could cause a recession that outlives the pandemic. In addition, potential increase in COVID-19 cases in areas that constitute the main iron ore and coal exporters, could result in lower demand for our services, leading to lower revenues, cash flow and profitability.

Besides reducing demand for cargo, the novel coronavirus pandemic may functionally reduce the amount of cargo that we and our competitors are able to move because countries worldwide have imposed quarantine checks and hygiene measures on arriving vessels and implementation of remote working arrangements, which have caused delays in loading and delivery of cargoes. It is also possible that our charterers may try to invoke force majeure clauses as a result of such delays or other disruptions. Delays have also been reported at Chinese shipyards for newbuildings, drydocks and other works, in vessel inspections and related certifications by class societies, customers or government agencies, as well as delays and shortages or a lack of access to required spare parts and lack of berths or shortages in labor, which may in turn delay any repairs to, scheduled or unscheduled maintenance or modifications, or drydocking of, our vessels.

Companies have also taken precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses. These restrictions, and future prevention and mitigation measures, are likely to have an adverse impact on global economic conditions, which could materially and adversely affect our future operations. Potential health impact on our employees and on the workforces of our customers and business partners may also bring disruptions to our operations while additional costs related to new regulations, directives or practices implemented in response to the pandemic may adversely affect our business.

In addition, public health threats such as COVID-19, in any area, including areas where we do not operate, could disrupt international transportation. Our crews generally work on a rotation basis, relying exclusively on international air transport for crew changes plan fulfillment. Any such disruptions could impact the cost of rotating our crew, and possibly impact our ability to maintain a full crew synthesis onboard all our vessels at any given time. Any of these public health threats and related consequences could adversely affect our financial results.

Although it is too early to assess the full impact of the recent novel coronavirus pandemic on global markets, and particularly on the shipping industry, the pandemic is expected to add further pressure to shipping freight rates. Further depressed rates could have a material adverse impact on our business, financial condition, results of operations, and cash flows. Effects of the current pandemic may also in the future result in reduced access to capital, including the ability to refinance any existing obligations, as a result of any credit tightening generally or due to continued declines in global financial markets, including to the prices of publicly-traded securities of us, our peers and of listed companies generally. We note that future impacts cannot be reasonably estimated at this time, may take some time to materialize and may not be fully reflected in the results for the year ending December 31, 2020.

We are mostly dependent on spot or index-linked charters and any decrease in spot charter rates or indexes in the future may adversely affect our earnings.

We currently operate three of our vessels in the spot market. The other seven are employed on time charters whose daily rates are linked to the BCI, exposing us to fluctuations in spot market charter rates. Furthermore, we may employ any additional vessels that we may acquire in the spot market or on index-linked time charters.

Although the number of vessels in our fleet that participate in the spot market or have index-linked charters will vary from time to time, we anticipate that a significant portion of our fleet will be affected by the spot market or the BCI. As a result, our financial performance will be significantly affected by conditions in the dry bulk spot market or the BCI and only our vessels that would operate under fixed-rate time charters would, during the period in which such vessels operate under such time charters, provide a fixed source of revenue to us.

Historically, spot charter rates and dry bulk charter indices have been volatile as a result of the many conditions and factors that can affect the price, supply of and demand for dry bulk capacity. The successful operation of our vessels in the competitive spot charter market depends upon, among other things, obtaining profitable spot charters and minimizing, to the extent possible, time spent waiting for charters and time spent traveling unladen to pick up cargo. The spot market is very volatile and, in the past, there have been periods when spot rates have declined below the operating cost of vessels. If future spot charter rates or the BCI decline, then we may be unable to operate our vessels trading in the spot market or on BCI-linked charters profitably or to meet our other obligations, including payments on indebtedness. Furthermore, as charter rates for spot charters are fixed for a single voyage, which may last up to several weeks, during periods in which spot charter rates are rising, we will generally experience delays in realizing the benefits from such increases.

An over-supply of dry bulk vessel capacity may prolong or further depress the current low charter rates and, in turn, adversely affect our profitability.

The market supply of dry bulk vessels had increased due to the high level of new deliveries in the last years. Dry bulk newbuildings were delivered in significant numbers starting at the beginning of 2006 and continued to be delivered in significant numbers through 2017. In addition, the dry bulk newbuilding orderbook, which extends to 2023, equaled approximately 8.58% of the existing world dry bulk fleet as of the end of April 2020, according to Clarksons Research, and the orderbook may increase further in proportion to the existing fleet. Even though the overall level of the orderbook has declined over the past years, an over-supply of dry bulk vessel capacity could prolong the period during which low charter rates prevail. Factors that influence the supply of vessel capacity include:

•	number of new vessel deliveries;

•	scrapping rate of older vessels;

•	vessel casualties;

•	price of steel;

•	number of vessels that are out of service;

•	changes in environmental and other regulations that may limit the useful life of vessels; and

•	port or canal congestion.

If dry bulk vessel capacity increases but the demand for vessel capacity does not increase or increases at a slower rate, charter rates could materially decline, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

If economic conditions throughout the world decline, it will negatively impact our results of operations, financial condition and cash flows, and could cause the market price of our common shares to decline.

The world economy is facing a number of actual and potential challenges, including current trade tension between the United States and China, political instability in the Middle East and the South China Sea region and other geographic countries and areas, geopolitical events such as the withdrawal of the U.K. from the European Union, or Brexit, protests in Hong Kong, terrorist or other attacks, war (or threatened war) or international hostilities, such as those between the United States and North Korea or Iran, and epidemics or pandemics, such as the on-going novel coronavirus outbreak. Such events may contribute to economic instability in global financial markets or cause a decrease in worldwide demand for certain goods and, thus, shipping. We cannot predict how long current market conditions will last.

The European Union, or EU, and other parts of the world were recently in a recession and uncertainty surrounds the potential for continued economic growth. Moreover, there is uncertainty related to certain European member countries’ ability to refinance their sovereign debt, including Greece, despite the country’s return to the sovereign debt markets in 2019. As a result, the credit markets in the United States and Europe have experienced significant contraction, deleveraging and reduced liquidity, and the U.S. federal and state governments and European authorities have implemented a broad variety of governmental action and new regulation of the financial markets and may implement additional regulations in the future. As a result, global economic conditions and global financial markets have been, and continue to be, volatile. Further, credit markets and the debt and equity capital markets have been distressed and the uncertainty surrounding the future of the global credit markets has resulted in reduced access to credit worldwide.

In addition, the recent economic slowdown in the Asia Pacific region, particularly in China, may exacerbate the effect of the weak economic trends in the rest of the world. Before the global economic financial crisis that began in 2008, China had one of the world’s fastest growing economies in terms of gross domestic product, or GDP, which had a significant impact on shipping demand. The quarterly year-over-year growth rate of China’s GDP was approximately 6.1% for the year ended December 31, 2019, decreasing from 6.6% in 2018 and continuing to remain below pre-2008 levels. It is possible that China and other countries in the Asia Pacific region will continue to experience slowed or even negative economic growth in the near future. Moreover, the current economic slowdown in the economies of the EU and in certain Asian countries may further adversely affect economic growth in China and elsewhere. Our results of operations and ability to grow our fleet could be impeded by a continuing or worsening economic downturn in any of these countries or geographic regions.

Furthermore, governments may turn to trade barriers to protect their domestic industries against foreign imports, thereby depressing shipping demand. In particular, as indicated, the United States is seeking to implement more protective trade measures. The current U.S. President was elected on a platform promoting trade protectionism. The outcome of the 2016 presidential election has, thus, created significant uncertainty about the future relationship between the United States and China and other exporting countries with respect to trade policies, treaties, government regulations and tariffs. On January 23, 2017, the U.S. President signed an executive order withdrawing the United States from the Trans-Pacific Partnership, a global trade agreement intended to include the United States, Canada, Mexico, Peru and a number of Asian countries. In March 2018, the U.S. President announced tariffs on imported steel and aluminum into the United States, which were recently expanded to include certain products made of steel and aluminum, that could have a negative impact on international trade generally. In addition, beginning in 2019, the United States imposed sanctions against the Government of Venezuela and its state-owned oil subsidiary, which had an effect on Venezuela’s oil output and in turn affected global oil supply. Protectionist developments, or the perception that they may occur, may have a material adverse effect on global economic conditions, and may significantly reduce global trade. Moreover, increasing trade protectionism may cause an increase in (i) the cost of goods exported from regions globally, particularly the Asia-Pacific region, (ii) the length of time required to transport goods and (iii) the risks associated with exporting goods. Such increases may further reduce the quantity of goods to be shipped, shipping time schedules, voyage costs and other associated costs, which could have an adverse impact on our charterers’ business, operating results and financial condition and could thereby affect their ability to make timely charter hire payments to us and to renew and increase the number of their time charters with us. This could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We face risks attendant to the trends in the global economy, such as changes in interest rates, instability in the banking and securities markets around the world, the risk of sovereign defaults, reduced levels of growth, and trade protectionism, among other factors. Major market disruptions and the current adverse changes in market conditions and regulatory climate worldwide may adversely affect our business or impair our ability to borrow under our loan agreements or any future financial arrangements. We cannot predict how long the current market conditions will last. However, these recent and developing economic and governmental factors, together with depressed charter rates and vessel values, may have a material adverse effect on our results of operations, financial condition or cash flows and the trading price of our common stock. In the absence of available financing, we may also be unable to complete vessel acquisitions, take advantage of business opportunities or respond to competitive pressures.

Risks associated with operating ocean-going vessels could affect our business and reputation, which could adversely affect our revenues and expenses.

The operation of an ocean-going vessel carries inherent risks. These risks include the possibility of:

•               crew strikes and/or boycotts;

•               the damage or destruction of vessels due to marine disaster;

•                piracy or other detentions;

•               environmental accidents;

•               cargo and property losses or damage; and

•               business interruptions caused by mechanical failure, human error, war, terrorism, pandemics or other calamities, political action in various countries, labor strikes or adverse weather conditions.

Any of these circumstances or events could increase our costs or lower our revenues. Such circumstances could result in death or injury to persons, loss of property or environmental damage, delays in the delivery of cargo, loss of revenues from or termination of charter contracts, governmental fines, penalties or restrictions on conducting business, litigation with our employees, customers or third parties, higher insurance rates, and damage to our reputation and customer relationships generally. Although we maintain hull and machinery and war risks insurance, as well as protection and indemnity insurance, which may cover certain risks of loss resulting from such occurrences, our insurance coverage may be subject to deductibles, caps or not cover such losses and any of these circumstances or events could increase our costs or lower our revenues. The involvement of our vessels in an environmental disaster may harm our reputation as a safe and reliable vessel owner and operator. Any of these results could have a material adverse effect on business, results of operations and financial condition, as well as our cash flows.

Rising fuel prices may adversely affect our profits.

The cost of fuel is a significant factor in negotiating charter rates. As a result, an increase in the price of fuel may adversely affect our profitability. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by members of the Organization of the Petroleum Exporting Countries and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns and regulations. Furthermore, fuel may become much more expensive in the future, including as a result of the imposition of recent sulfur oxide emissions limits in January 2020 under new regulations adopted by the International Maritime Organization, or the IMO, which may reduce the profitability and competitiveness of our business versus other forms of transportation, such as truck or rail.

Upon redelivery of vessels at the end of a period of time or voyage time charter, we may be obligated to repurchase bunkers on board at prevailing market prices, which could be materially higher than fuel prices at the inception of the charter period. In addition, fuel is a significant, if not the largest, expense that we would incur with respect to vessels operating on voyage charter.

A number of our vessels are chartered on the spot charter market, either through trip charter contracts or voyage charter contracts. Voyage charter contracts generally provide that the vessel owner bears the cost of fuel in the form of bunkers, which is a material operating expense. We do not intend to hedge our fuel costs, and, therefore, an increase in the price of fuel may affect in a negative way our profitability and our cash flows.

Our revenues are subject to seasonal fluctuations, which could affect our operating results and ability to service our debt or pay dividends.

We operate our vessels in markets that have historically exhibited seasonal variations in demand and, as a result, in charter hire rates. This seasonality may result in quarter-to-quarter volatility in our operating results. The dry bulk shipping market is typically stronger in the fall and winter months in anticipation of increased consumption of coal and other raw materials in the northern hemisphere during the winter months. In addition, unpredictable weather patterns in these months tend to disrupt vessel schedules and supplies of certain commodities. As a result, our revenues may be weaker during the fiscal quarters ending June 30 and September 30, and, conversely, our revenues may be stronger in fiscal quarters ending December 31 and March 31. This seasonality should not affect our operating results if our vessels are employed on period time charters, but because our vessels are employed in the spot market or on index-linked charters, seasonality may materially affect our operating results and our ability to pay dividends, if any, in the future.

Environmental, social and governance matters may impact our business and reputation.

In addition to the importance of their financial performance, companies are increasingly being judged by their performance on a variety of environmental, social and governance matters, or ESG, which are considered to contribute to the long-term sustainability of companies’ performance.

A variety of organizations measure the performance of companies on such ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of such ESG measures to their investment decisions. Topics taken into account in such assessments include, among others, the company’s efforts and impacts on climate change and human rights, ethics and compliance with law, and the role of the company’s board of directors in supervising various sustainability issues.

We actively manage a broad range of such ESG matters, taking into consideration their expected impact on the sustainability of our business over time, and the potential impact of our business on society and the environment. As far as the environmental aspect is concerned, in 2019 we implemented technical and operational measures that will result in energy savings and a reduced carbon footprint for our vessels. Scrubber installations, Existing Vessel Design Index, or EVDI, upgrades, and Energy Saving Device installations constitute examples of the environmental practices we have adopted. However, in light of investors’ increased focus on ESG matters, there can be no certainty that we will manage such issues successfully, or that we will successfully meet society’s expectations as to our proper role. Any failure or perceived failure by us in this regard could have a material adverse effect on our reputation and on our business, share price, financial condition, or results of operations, including the sustainability of our business over time.

Our vessels may call on ports located in or may operate in countries that are subject to restrictions imposed by the United States, the European Union or other governments that could result in fines or other penalties imposed on us and may adversely affect our reputation and the market price of our common stock.

During the year ended December 31, 2019 and as of the date of this prospectus, none of our vessels called on ports located in countries subject to comprehensive sanctions and embargoes imposed by the U.S. government or countries identified by the U.S. government or other authorities as state sponsors of terrorism; however, our vessels may call on ports in these countries from time to time in the future on our charterers’ instructions. The U.S. sanctions and embargo laws and regulations vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or strengthened over time.

We believe that we are currently in compliance with all applicable sanctions and embargo laws and regulations. In order to maintain compliance, we monitor and review the movement of our vessels on a daily basis.

We endeavor to provide that all or most of our future charters include provisions and trade exclusion clauses prohibiting the vessels from calling on ports where there is an existing U.S. embargo. Furthermore, as of the date hereof, neither the Company nor its subsidiaries have entered into or have any plans to enter into, directly or indirectly, any contracts, agreements or other arrangements with the governments of Iran, Syria, North Korea, Cuba, or any entities controlled by the governments of these countries.

Due to the nature of our business and the evolving nature of the foregoing sanctions and embargo laws and regulations, there can be no assurance that we will be in compliance at all times in the future, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations. Any such violation could result in fines, penalties or other sanctions that could severely impact our ability to access U.S. capital markets and conduct our business, and could result in some investors deciding, or being required, to divest their interest, or refrain from investing, in us. In addition, certain institutional investors may have investment policies or restrictions that prevent them from holding securities of companies that have contracts with countries identified by the U.S. government as state sponsors of terrorism. The determination by these investors not to invest in, or to divest from, our common stock may adversely affect the price at which our common stock trades. Moreover, our charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our vessels, and those violations could in turn negatively affect our reputation. In addition, our reputation and the market for our securities may be adversely affected if we engage in certain other activities, such as entering into charters with individuals or entities in countries subject to U.S. sanctions and embargo laws that are not controlled by the governments of those countries, or engaging in operations associated with those countries pursuant to contracts with third parties that are unrelated to those countries or entities controlled by their governments.

Sulfur regulations to reduce air pollution from ships have required retrofitting of vessels and may cause us to incur significant costs.

Effective January 1, 2020, IMO regulations require vessels comply with a new global cap on the sulfur in fuel oil used on board of 0.5%, down from the previous cap of 3.5%. The interpretation of “fuel oil used on board” includes use in main engine, auxiliary engines and boilers. Shipowners may comply with this regulation by (i) using 0.5% sulfur fuels on board, which are available at a higher cost; (ii) installing “scrubbers” for cleaning of the exhaust gas; or (iii) retrofitting vessels to be powered by liquefied natural gas (LNG), which may not be a viable option due to the lack of supply network and high costs involved in this process. We have installed scrubbers on 50% of our current fleet in cooperation with first-class time charterers who currently employ the vessels on time charters and we anticipate that a scrubber installation will be completed on a sixth vessel by the end of May 2020. As part of these agreements, the charterers covered the installation costs. Furthermore, we have made necessary preparations for the remaining 50% of our fleet to burn low sulfur fuel (0.5% or 0.1%). All engineering officers, engineering crew and deck officers employed on our vessels beginning January 1, 2020 are required to undergo training and complete a certain e-module regarding the use of low sulfur fuels. We have further developed ship specific implementation plans for safeguarding the smooth transition with the usage of compliant fuels for such vessels that will not be equipped with scrubbers. Costs of ongoing compliance may have a material adverse effect on our future performance, results of operations, cash flows and financial position. See Item 4. “Information on the Company—B. Business Overview— Environmental and Other Regulations—The International Maritime Organization” in our Annual Report.

We are subject to regulation and liability under environmental laws that could require significant expenditures and affect our cash flows and net income.

Our business and the operation of our vessels are materially affected by government regulation in the form of international conventions, national, state and local laws and regulations in force in the jurisdictions in which the vessels operate, as well as in the country or countries of their registration, including those governing oil spills, discharges to air and water, ballast water management, and the handling and disposal of hazardous substances and wastes. These requirements include, but are not limited to, EU regulations, the U.S. Oil Pollution Act of 1990, or OPA, the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the U.S. Clean Air Act, including its amendments of 1977 and 1990, or the CAA, the U.S. Clean Water Act, or the CWA, the U.S. Maritime Transportation Security Act of 2002, or the MTSA, and regulations of the IMO, including, but not limited to, the International Convention on Civil Liability for Oil Pollution Damage of 1969, as from time to time amended and generally referred to as CLC, the IMO International Convention for the Prevention of Pollution from Ships of 1973, as from time to time amended and generally referred to as MARPOL, including the designation of emission control areas, or ECAs, thereunder, the IMO International Convention for the Safety of Life at Sea of 1974, as from time to time amended and generally referred to as SOLAS, the IMO International Convention on Load Lines of 1966, as from time to time amended and generally referred to as the LL Convention, the International Convention on Civil Liability for Bunker Oil Pollution Damage, generally referred to as the Bunker Convention, the IMO’s International Management Code for the Safe Operation of Ships and for Pollution Prevention, generally referred to as the ISM Code, the International Convention for the Control and Management of Ships’ Ballast Water and Sediments, generally referred to as the BWM Convention, and the International Ship and Port Facility Security Code, or ISPS.

We may also incur additional costs in order to comply with other existing and future regulatory obligations, including, but not limited to, costs relating to the 0.5% sulfur cap on marine fuels, air emissions including greenhouse gases, the management of ballast water, maintenance and inspection, development and implementation of emergency procedures and insurance coverage or other financial assurance of our ability to address pollution incidents. These costs could have a material adverse effect on our business, results of operations, cash flows and financial condition and our available cash. Because such conventions, laws and regulations are often revised, we cannot predict the ultimate cost of complying with such conventions, laws and regulations or the impact thereof on the resale price or useful life of vessels we may acquire in the future. Additional conventions, laws and regulations may be adopted which could limit our ability to do business or increase the cost of our doing business and which may materially adversely affect our operations.

Regulations relating to ballast water discharge may adversely affect our revenues and profitability.

The IMO has imposed updated guidelines for ballast water management systems specifying the maximum amount of viable organisms allowed to be discharged from a vessel’s ballast water. Depending on the date of the IOPP renewal survey, existing vessels constructed before September 8, 2017 must comply with the updated D-2 standard on or after September 8, 2019. For most vessels, compliance with the D-2 standard will involve installing on-board systems to treat ballast water and eliminate unwanted organisms. Ships constructed on or after September 8, 2017 are to comply with the D-2 standards on or after September 8, 2017. Vessels are required to meet the discharge standard D-2 by installing an approved Ballast Water Management System (or BWMS). Pursuant to the BWM Convention amendments that entered into force in October 2019, BWMSs installed on or after October 28, 2020 shall be approved in accordance with BWMS Code, while BWMSs installed before October 23, 2020 must be approved taking into account guidelines developed by the IMO or the BWMS Code. Ships sailing in U.S. waters are required to employ a type-approved BWMS which is compliant with USCG regulations. The USCG has approved a number of BWMS. Currently three of our vessels comply with the updated guidelines and we have made arrangements for the installation of ballast water treatment systems in another five of our vessels, prior to the respective compliance deadlines. The costs of compliance may be substantial and affect our profitability.

Furthermore, United States regulations are currently changing. Although the 2013 Vessel General Permit, or VGP, program and U.S. National Invasive Species Act, or NISA, are currently in effect to regulate ballast discharge, exchange and installation, the Vessel Incidental Discharge Act, or VIDA, which was signed into law on December 4, 2018, requires that the U.S. Coast Guard develop implementation, compliance, and enforcement regulations regarding ballast water within two years. The new regulations could require the installation of new equipment, which may cause us to incur substantial costs. VIDA requires the EPA to develop performance standards for incidental discharges, and requires the Coast Guard to develop regulations within two years of the EPA’s promulgation of standards. Under VIDA, all provisions of the Vessel General Permit remain in force and effect as currently written until the Coast Guard regulations are published.

Increased inspection procedures, tighter import and export controls and new security regulations could increase costs and disrupt our business.

International shipping is subject to security and customs inspection and related procedures in countries of origin, destination and trans-shipment points. Since the events of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security, such as the MTSA. These security procedures can result in delays in the loading, discharging or trans-shipment and the levying of customs duties, fines or other penalties against exporters or importers and, in some cases, vessels. Future changes to the existing security procedures may be implemented that could affect the dry bulk sector. These changes have the potential to impose additional financial and legal obligations on vessels and, in certain cases, to render the shipment of certain types of goods uneconomical or impractical. These additional costs could reduce the volume of goods shipped, resulting in a decreased demand for vessels and have a negative impact on our business, revenues and customer relations.

Acts of piracy on ocean-going vessels have increased in frequency, which could adversely affect our business.

Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as the South China Sea, Strait of Malacca, Arabian Sea, Red Sea, Gulf of Aden off the coast of Somalia, Indian Ocean and Gulf of Guinea. Sea piracy incidents continue to occur, particularly in the South China Sea, the Indian Ocean, in the Gulf of Guinea and the Strait of Malacca, with dry bulk vessels particularly vulnerable to such attacks. If piracy attacks result in regions in which our vessels are deployed being characterized as “war risk” zones by insurers, as the Gulf of Aden temporarily was in May 2008, or if our vessels are deployed in Joint War Committee “war and strikes” listed areas, premiums payable for insurance coverage could increase significantly and such insurance coverage may be more difficult to obtain. In addition, crew and security equipment costs, including costs which may be incurred to employ onboard security armed guards, could increase in such circumstances. Furthermore, while we believe the charterer remains liable for charter payments when a vessel is seized by pirates, the charterer may dispute this and withhold charter hire until the vessel is released. A charterer may also claim that a vessel seized by pirates was not “on-hire” for a certain number of days and is therefore entitled to cancel the charterparty, a claim that we would dispute. We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us. In addition, any detention hijacking as a result of an act of piracy against our vessels, or an increase in cost, or unavailability, of insurance for our vessels could have a material adverse impact on our business, financial condition and results of operations.

The operation of dry bulk vessels has specific operational risks.

The operation of dry bulk vessels has certain unique risks. With a dry bulk vessel, the cargo itself and its interaction with the vessel can be an operational risk. By their nature, dry bulk cargoes are often heavy, dense, easily shifted, and react badly to water exposure. In addition, dry bulk vessels are often subjected to battering treatment during discharging operations with grabs, jackhammers (to pry encrusted cargoes out of the hold) and small bulldozers. This treatment may cause damage to the vessel. Vessels damaged due to treatment during discharging procedures may affect a vessel’s seaworthiness while at sea. Hull fractures in dry bulk vessels may lead to the flooding of the vessels’ holds. If a dry bulk vessel suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the vessel’s bulkheads, leading to the loss of a vessel. If we are unable to adequately maintain our vessels, we may be unable to prevent these events. Any of these circumstances or events could negatively impact our business, financial condition, and results of operations.

If any of our vessels fails to maintain its class certification or fails any annual survey, intermediate survey, or special survey, or if any scheduled class survey takes longer or is more expensive than anticipated, this could have a material adverse impact on our financial condition and results of operations.

The hull and machinery of every commercial vessel must be certified by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the SOLAS.

A vessel must undergo annual, intermediate and special surveys. The vessel’s machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. At the beginning, in between and in the end of this cycle, every vessel is required to undergo inspection of her underwater parts that usually includes dry-docking. These surveys and dry-dockings can be costly and can result in delays in returning a vessel to operation.

If any vessel does not maintain its class, the vessel will not be allowed to carry cargo between ports and cannot be employed or insured. Any such inability to carry cargo or be employed, or any related violation of our loan covenants, could have a material adverse impact on our financial condition and results of operations.

Because seafaring employees we employ are covered by industry-wide collective bargaining agreements, failure of industry groups to renew those agreements may disrupt our operations and adversely affect our earnings.

We employ a large number of seafarers. All the seafarers employed on the vessels in our fleet are covered by industry-wide collective bargaining agreements that set basic standards. We cannot assure you that these agreements will be renewed as necessary or will prevent labor interruptions. Any labor interruptions could disrupt our operations and harm our financial performance.

Maritime claimants could arrest or attach one or more of our vessels, which could interrupt our cash flows.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder may enforce its lien by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could interrupt our cash flow and require us to pay large sums of funds to have the arrest lifted, which would have a material adverse effect on our financial condition and results of operations.

In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Claimants could try to assert “sister ship” liability against one of our vessels for claims relating to another of our vessels.

Governments could requisition our vessels during a period of war or emergency, which could negatively impact our business, financial condition, results of operations, and available cash.

A government could requisition for title or hire one or more of our vessels. Requisition for title occurs when a government takes control of a vessel and becomes the owner. Also, a government could requisition a vessel for hire. Requisition for hire occurs when a government takes control of a vessel and effectively becomes the charterer at dictated charter rates. Generally, requisitions occur during a period of war or emergency. Government requisition of one or more of our vessels could have a material adverse effect on our financial condition and results of operations.

The shipping industry has inherent operational risks that may not be adequately covered by our insurances. Further, because we obtain some of our insurances through protection and indemnity associations, we may also be retrospectively subject to calls or premiums in amounts based not only on our own claim records, but also on the claim records of all other members of the protection and indemnity associations.

We procure insurance for our fleet against risks commonly insured against by vessel owners and operators. Our current insurances include hull and machinery insurance, war risks insurance, demurrage and defense insurance and protection and indemnity insurance (which includes environmental damage and pollution insurance). We do not expect to maintain for our vessels insurance against loss of hire, which covers business interruptions that result from the loss of use of a vessel. We may not be adequately insured against all risks or our insurers may not pay a particular claim. Even if our insurance coverage is adequate to cover our losses, we may not be able to timely obtain a replacement vessel in the event of a loss. Furthermore, in the future, we may not be able to obtain adequate insurance coverage at reasonable rates for our fleet. Our insurance policies also contain deductibles, limitations and exclusions which, although we believe are standard in the shipping industry, may nevertheless increase our costs. If our insurances are not enough to cover claims that may arise, the deficiency may have a material adverse effect on our financial condition and results of operations. We may also be retrospectively subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we receive indemnity insurance coverage for tort liability, including pollution-related liability. Our payment of these calls could result in significant expenses to us.

Risks Relating to Our Company

We have depended on an entity affiliated with our principal shareholder for financing.

We have relied on Jelco for funding for vessel acquisitions and general corporate purposes during 2015 through 2019. This has included convertible notes and loan facilities, as further described under “Item 5. Operating and Financial Review and Prospects – B. Liquidity and Capital Resources – Loan Arrangements” in our Annual Report. We cannot assure you that in the future we will be able to rely on Jelco for financing on similar terms or at all. Any inability to secure financing in the future from Jelco could negatively affect our liquidity position and ability to fund our ongoing operations.

Substantial debt levels could limit our flexibility to obtain additional financing and pursue other business opportunities.

As of December 31, 2019, we had $209.9 million of outstanding debt, excluding unamortized financing fees and the convertible notes issued to Jelco. Moreover, we anticipate that we will incur significant future indebtedness in connection with the acquisition of additional vessels, although there can be no assurance that we will be successful in identifying further vessels or securing such debt financing. Significant levels of debt could have important consequences to us, including the following:

•
our ability to obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions or other purposes may be impaired, or such financing may be unavailable on favorable terms, or at all;

•
we may need to use a substantial portion of our cash from operations to make principal and interest payments on our bank debt and financing liabilities, reducing the funds that would otherwise be available for operations, future business opportunities and any future dividends to our shareholders;

•	our debt level could make us more vulnerable to competitive pressures or a downturn in our business or the economy generally than our competitors with less debt; and

•	our debt level may limit our flexibility in responding to changing business and economic conditions.

Our ability to service our indebtedness will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control, as well as the interest rates applicable to our outstanding indebtedness. If our operating income is not sufficient to service our indebtedness, we will be forced to take actions, such as reducing or delaying our business activities, acquisitions, investments or capital expenditures, selling assets, restructuring or refinancing our debt or seeking additional equity capital. We may not be able to effect any of these remedies on satisfactory terms, or at all. In addition, a lack of liquidity in the debt and equity markets could hinder our ability to refinance our debt or obtain additional financing on favorable terms in the future. For more information regarding our current loan arrangements, please see “Item 5. Operating and Financial Review and Prospects – B. Liquidity and Capital Resources – Loan Arrangements” in our Annual Report.

Our loan agreements and other financing arrangements contain, and we expect that other future loan agreements and financing arrangements will contain, restrictive covenants that may limit our liquidity and corporate activities, which could limit our operational flexibility and have an adverse effect on our financial condition and results of operations. In addition, because of the presence of cross-default provisions in our loan agreements and financing arrangements, a default by us under one loan could lead to defaults under multiple loans.

Our loan agreements and other financial arrangements contain, and we expect that other future loan agreements and financing arrangements will contain, customary covenants and event of default clauses, financial covenants, restrictive covenants and performance requirements, which may affect operational and financial flexibility. Such restrictions could affect, and in many respects limit or prohibit, among other things, our ability to pay dividends, incur additional indebtedness, create liens, sell assets, or engage in mergers or acquisitions. These restrictions could limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities. There can be no assurance that such restrictions will not adversely affect our ability to finance our future operations or capital needs.

As a result of these restrictions, we may need to seek permission from our lenders and other financing counterparties in order to engage in some corporate actions. Our lenders’ and other financing counterparties’ interests may be different from ours and we may not be able to obtain their permission when needed. This may prevent us from taking actions that we believe are in our best interests, which may adversely impact our revenues, results of operations and financial condition.

A failure by us to meet our payment and other obligations, including our financial covenants and any security coverage requirements, could lead to defaults under our financing arrangements. Likewise, a decrease in vessel values or adverse market conditions could cause us to breach our financial covenants or security requirements (the market values of dry bulk vessels have generally experienced high volatility). In the event of a default that we cannot remedy, our lenders and other financing counterparties could then accelerate their indebtedness and foreclose on the respective vessels in our fleet. The loss of any of our vessels could have a material adverse effect on our business, results of operations and financial condition.

Because of the presence of cross-default provisions in our loan agreements, a default by us under a loan and the refusal of any one lender to grant or extend a waiver could result in the acceleration of our indebtedness under our other loans. A cross-default provision means that if we default on one loan, we would then default on our other loans containing a cross-default provision.

In the recent past, we obtained waivers and deferrals of most major financial covenants under our loan facilities with our lenders until the second quarter of 2019. Between March and August 2019, we entered into supplemental agreements with certain of our lenders to amend the applicable thresholds of certain financial covenants of our credit facilities until the later of maturity or June 2020. As of the date of our annual report on Form 20-F for the fiscal year ended December 31, 2019, which is incorporated by reference herein, we were in breach of the security cover ratio covenant under our loan facility with Hamburg Commercial Bank AG, which breach has now been remedied. Furthermore, in March 2020, we entered into agreements with one of our lenders to, inter alia, extend the maturities and cancel certain of our corporate covenants under the credit facilities entered into in March 2015 and in November 2015. The Company is currently in discussions with two of its lenders regarding debt facilities with final balloon installments falling due within 2020. However, there can be no assurance that we will obtain similar waivers and deferrals from our lenders in the future, if needed, as we have obtained in the past. We are currently in compliance with all applicable financial covenants under our existing loan facilities. For more information regarding our current loan facilities, see please see “Item 5. Operating and Financial Review and Prospects – B. Liquidity and Capital Resources – Loan Arrangements” in our annual report on Form 20-F for the fiscal year ended December 31, 2019, which is incorporated by reference herein.

Our independent auditors have expressed doubt about our ability to continue as a going concern. The existence of such report may adversely affect our stock price, our business relationships and our ability to raise capital. There is no assurance that we will not receive a similar report for the year ending December 31, 2020.

Our financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might be necessary if we are unable to continue as a going concern. Accordingly, the financial statements did not include any adjustments that might result in the event we are unable to continue as a going concern. However, there are material uncertainties related to events or conditions which raise substantial doubt on our ability to continue as a going concern and, therefore, we may be unable to realize our assets and discharge our liabilities in the normal course of business. Our independent registered public accounting firm, Ernst & Young (Hellas) Certified Auditors-Accountants S.A., or EY, has issued their opinion with an explanatory paragraph in connection with our audited financial statements included in our annual report that expresses substantial doubt about our ability to continue as a going concern.

Based on our cash flow projections, cash on hand and cash provided by operating activities might not be sufficient to cover the liquidity needs that become due in the twelve-month period ending following the issuance of our financial statements for the year ended December 31, 2019, primarily scheduled interest payments, installments and balloon payments on certain of our debt facilities and other financing arrangements. We plan to settle the loan interest and scheduled loan repayments with cash on hand and cash expected to be generated from operations. Concerning the final balloon payments, we are exploring, on an ongoing basis, several alternatives, including refinancing the existing facilities and extending the respective maturities, issuing additional debt or equity securities, entering into restructuring transactions or a combination of the foregoing. In addition, we could consider the sale of some of the collateral vessels to free-up liquidity and support the refinancing of the remaining units by reducing the overall indebtedness. In the event that none of the above materialize, we could consider the sale of all the underlying collaterals (i.e., four vessels) and repay in full the loans under consideration. These alternatives are supported by the fair market valuation of the vessels, as assessed by third party valuators, which cover sufficiently the underlying loans. In this case we would continue to operate with a reduced fleet which would have no impact on our financial standing. In March 2020, we entered into agreements with one of our lenders to, inter alia, extend the maturities and cancel certain of our corporate covenants applying on the credit facilities entered into in March 2015 and in November 2015.

However, we cannot provide any assurance that we will in fact generate sufficient revenue and operating cash flow or otherwise cover our liquidity needs that become due in the twelve-month period ending following the issuance of our financial statements for the year ended December 31, 2019. Accordingly, there can be no assurance that our independent registered public accounting firm’s report on our future financial statements for any future period will not include a similar explanatory paragraph. Our independent registered public accounting firm’s expression of such doubt or our inability to overcome the factors leading to such doubt could have a material adverse effect on our stock price, our business relationships and ability to raise capital and therefore could have a material adverse effect on our business and financial prospects.

If we fail to manage our planned growth properly, we may not be able to successfully expand our market share.

Our fleet currently consists of ten Capesize vessels, and we may acquire additional vessels in the future. Our ability to manage our growth will primarily depend on our ability to:

•	generate excess cash flow so that we can invest without jeopardizing our ability to cover current and foreseeable working capital needs, including debt service;

•	finance our operations, through equity offerings or otherwise, for our existing and new operations;

•	locate and acquire suitable vessels;

•	identify and consummate acquisitions or joint ventures;

•	integrate any acquired businesses or vessels successfully with our existing operations;

•	hire, train and retain qualified personnel and crew to manage and operate our growing business and fleet; and

•	expand our customer base.

Growing any business by acquisitions presents numerous risks such as obtaining acquisition financing on acceptable terms or at all, undisclosed liabilities and obligations, difficulty in obtaining additional qualified personnel, managing relationships with customers and suppliers and integrating newly acquired operations into existing infrastructures. We may not be successful in executing our growth plans and we may incur significant additional expenses and losses in connection therewith.

Purchasing and operating secondhand vessels, such as our current fleet, may result in increased operating costs and vessel off-hire, which could adversely affect our financial condition and results of operations.

All ten of the vessels in our fleet are secondhand vessels. Our inspection of these or other secondhand vessels prior to purchase does not provide us with the same knowledge about their condition and the cost of any required or anticipated repairs that we would have had if these vessels had been built for and operated exclusively by us. We have not received in the past, and do not expect to receive in the future, the benefit of warranties on any secondhand vessels we acquire.

As the vessels in our fleet or other secondhand vessels we may acquire age, they may become less fuel efficient and costlier to maintain and will not be as advanced as recently constructed vessels due to improvements in design, technology and engineering, including improvements required to comply with government regulations. Rates for cargo insurance, paid by charterers, also increase with the age of a vessel, making older vessels less desirable to charterers.

In addition, charterers actively discriminate against hiring older vessels. Rightship, the ship vetting service founded by Rio Tinto and BHP-Billiton, has become a major vetting service in the dry bulk shipping industry, which ranks the suitability of vessels based on a scale of one to five stars. There are carriers that may not charter a vessel that Rightship has vetted with fewer than three stars. Therefore, a potentially deteriorated star rating for our vessels may affect their commercial operation and profitability and vessels in our fleet with lower ratings may experience challenges in securing charters. Effective as of January 1, 2018, Rightship’s age trigger for a dry cargo inspection for vessels over 8,000 dwt changed from 18 years to 14 years, after which an annual acceptable Rightship inspection will be required. Rightship may downgrade any vessel over 18 years of age that has not completed a satisfactory inspection by Rightship, in the same manner as any other vessel over 14 years of age, to two stars, which significantly decreases its chances of entering into a charter. Therefore, one of our dry bulk carriers is 19 years of age, we may not be able to operate this vessel profitably during the remainder of its useful life. All of the vessels in our fleet have five-star risk ratings from Rightship.

Governmental regulations, safety or other equipment standards related to the age or condition of vessels may require expenditures for alterations, or the addition of new equipment, to our vessels and may restrict the type of activities in which the vessels may engage. As our vessels age, market conditions may not justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives.

In addition, unless we maintain cash reserves for vessel replacement, we may be unable to replace the vessels in our fleet upon the expiration of their useful lives. We estimate the useful life of our vessels to be 25 years from the date of initial delivery from the shipyard. Our cash flows and income are dependent on the revenues we earn by chartering our vessels to customers. If we are unable to replace the vessels in our fleet upon the expiration of their useful lives, our business, financial condition and results of operations will be materially adversely affected. Any reserves set aside for vessel replacement would not be available for other cash needs or dividends.

Newbuilding projects are subject to risks that could cause delays.

We may enter into newbuilding contracts in connection with our vessel acquisition strategy. Newbuilding construction projects are subject to risks of delay inherent in any large construction project from numerous factors, including shortages of equipment, materials or skilled labor, unscheduled delays in the delivery of ordered materials and equipment or shipyard construction, failure of equipment to meet quality and/or performance standards, financial or operating difficulties experienced by equipment vendors or the shipyard, unanticipated actual or purported change orders, inability to obtain required permits or approvals, design or engineering changes and work stoppages and other labor disputes, adverse weather conditions or any other events of force majeure. A shipyard’s failure to deliver a vessel on time may result in the delay of revenue from the vessel. Any such failure or delay could have a material adverse effect on our operating results.

We may acquire additional vessels, and if those vessels are not delivered on time or are delivered with significant defects, our earnings and financial condition could suffer.

We may acquire further vessels in the future. The delivery of these vessels could be delayed, or certain events may arise which could result in us not taking delivery of a vessel, such as a total loss of a vessel, a constructive loss of a vessel, or substantial damage to a vessel prior to delivery. A delay in the delivery of any vessels to us, the failure of the contract counterparty to deliver a vessel at all, or us not taking delivery of a vessel could cause us to breach our obligations under a related time charter or could otherwise adversely affect our financial condition and results of operations. In addition, the delivery of any vessel with substantial defects could have similar consequences.

If volatility in the London InterBank Offered Rate, or LIBOR, occurs, or if LIBOR is replaced as the reference rate under our debt obligations, it could affect our profitability, earnings and cash flow.

LIBOR has historically been volatile, with the spread between LIBOR and the prime lending rate widening significantly at times. These conditions are the result of the disruptions in the international credit markets. Because the interest rates borne by our outstanding indebtedness fluctuate with changes in LIBOR, if such volatility were to occur in future, or if LIBOR is replaced as the reference rate under our debt obligations, it could affect the amount of interest payable on our debt which, in turn, could have an adverse effect on our profitability, earnings and cash flow.

On July 27, 2017, the UK Financial Conduct Authority announced that it would phase-out LIBOR by the end of 2021. As a result, lenders have insisted on provisions that entitle the lenders, in their discretion, to replace published LIBOR as the basis for the interest calculation with their cost-of-funds rate. Certain of our existing financing arrangements, provide for the use of replacement rates if LIBOR is discontinued. We are in the process of evaluating the impact of LIBOR discontinuation on us. While we cannot predict the effect of the potential changes to LIBOR or the establishment and use of alternative rates or benchmarks, the interest payable on our debt could be subject to volatility and our lending costs could increase, which would have an adverse effect on our profitability, earnings and cash flow.

The failure of our counterparties to meet their obligations under our charter agreements could cause us to suffer losses or otherwise adversely affect our business.

The ability and willingness of each of our counterparties to perform its obligations under charter agreements with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the dry bulk shipping industry and the industries in which our counterparties operate and the overall financial condition of the counterparties. From time to time, those counterparties may account for a significant amount of our chartering activity and revenues. In addition, in challenging market conditions, there have been reports of charterers renegotiating their charters or defaulting on their obligations under charter agreements, and so our customers may fail to pay charter hire or attempt to renegotiate charter rates. Should a counterparty fail to honor its obligations under agreements with us, it may be difficult to secure substitute employment for such vessel, and any new charter arrangements we secure in the spot market or on time charters could be at lower rates. If our charterers fail to meet their obligations to us or attempt to renegotiate our charter agreements, we could suffer significant losses, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Rising crew costs may adversely affect our profits.

Crew costs are expected to be a significant expense for us. Recently, the limited supply of and increased demand for highly skilled and qualified crew, due to the increase in the size of the global shipping fleet, has created upward pressure on crewing costs. Increases in crew costs may adversely affect our profitability if we are not able to increase our rates.

We may not be able to attract and retain key management personnel and other employees in the shipping industry, which may negatively affect the effectiveness of our management and our results of operations.

Our success will depend to a significant extent upon the abilities and efforts of our management team, including our ability to retain key members of our management team and the ability of our management to recruit and hire suitable employees. The loss of any of these individuals could adversely affect our business prospects and financial condition. Difficulty in hiring and retaining personnel could adversely affect our results of operations.

Our vessels may suffer damage, and we may face unexpected repair costs, which could adversely affect our cash flow and financial condition.

If our vessels suffer damage, they may need to be repaired at a shipyard facility. The costs of repairs are unpredictable and can be substantial. The loss of earnings while our vessels are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings and reduce the amount of any dividends in the future. We may not have insurance that is sufficient to cover all or any of these costs or losses and may have to pay repair costs not covered by our insurance.

We are exposed to U.S. dollar and foreign currency fluctuations and devaluations that could harm our reported revenue and results of operations.

We generate all of our revenues and incur the majority of our operating expenses in U.S. dollars, but we currently incur many of our general and administration expenses in currencies other than the U.S. dollar, primarily the euro. Because such portion of our expenses is incurred in currencies other than the U.S. dollar, our expenses may from time to time increase relative to our revenues as a result of fluctuations in exchange rates, particularly between the U.S. dollar and the euro, which could affect the amount of net income that we report in future periods. We may use financial derivatives to operationally hedge some of our currency exposure. Our use of financial derivatives involves certain risks, including the risk that losses on a hedged position could exceed the nominal amount invested in the instrument and the risk that the counterparty to the derivative transaction may be unable or unwilling to satisfy its contractual obligations, which could have an adverse effect on our results.

We maintain cash with a limited number of financial institutions including financial institutions that may be located in Greece, which will subject us to credit risk.

We maintain all of our cash with a limited number of financial institutions, including institutions that are located in Greece. These financial institutions located in Greece may be subsidiaries of international banks or Greek financial institutions. Economic conditions in Greece have been, and continue to be, uncertain as a result of recent sovereign weakness. Although Moody’s Investor Services Inc. upgraded the bank financial strength ratings, as well as the deposit and debt ratings, of several Greek banks in July 2019 to reflect improving prospects, the stand-alone financial strength of the banks and the anticipated additional pressures stemming from the legacy of the country’s multi-year debt crisis continue to create challenging economic prospects.

We are a holding company and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy financial obligations or to pay dividends.

We are a holding company and our subsidiaries, which are all wholly-owned by us either directly or indirectly, conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our wholly-owned subsidiaries. As a result, our ability to make dividend payments depends on our subsidiaries and their ability to distribute funds to us. The ability of a subsidiary to make these distributions could be affected by the covenants in our loan agreements, a claim or other action by a third party, including a creditor, and the laws of Bermuda, the British Virgin Islands, Hong Kong, Liberia, Malta and the Republic of the Marshall Islands, where our vessel-owning subsidiaries are incorporated, which regulate the payment of dividends by companies. If we are unable to obtain funds from our subsidiaries, we may not be able to satisfy our financial obligations.

In the highly competitive international shipping industry, we may not be able to compete for charters with new entrants or established companies with greater resources, which may adversely affect our results of operations.

We employ our vessels in a highly competitive market that is capital intensive and highly fragmented. Competition arises primarily from other vessel owners, some of whom have substantially greater resources than we do. Competition for the transportation of dry bulk cargoes by sea is intense and depends on price, location, size, age, condition and the acceptability of the vessel and its operators to the charterers. Due in part to the highly fragmented market, competitors with greater resources could enter the dry bulk shipping industry and operate larger fleets through consolidations or acquisitions and may be able to offer lower charter rates and higher quality vessels than we are able to offer. Although we believe that no single competitor has a dominant position in the markets in which we compete, we are aware that certain competitors may be able to devote greater financial and other resources to their activities than we can, resulting in a significant competitive threat to us. We cannot give assurances that we will continue to compete successfully with our competitors or that these factors will not erode our competitive position in the future.

Due to our limited fleet diversification, adverse developments in the maritime dry bulk shipping industry would adversely affect our business, financial condition, and operating results.

We depend primarily on the transportation of dry bulk commodities. Our relative lack of diversification could make us vulnerable to adverse developments in the maritime dry bulk shipping industry, which would have a significantly greater impact on our business, financial condition and operating results than it would if we maintained more diverse assets or lines of business.

We may be subject to litigation that, if not resolved in our favor and not sufficiently insured against, could have a material adverse effect on us.

We may be, from time to time, involved in various litigation matters. These matters may include, among other things, contract disputes, personal injury claims, environmental claims or proceedings, asbestos and other toxic tort claims, employment matters, governmental claims for taxes or duties, and other litigation that arises in the ordinary course of our business. Although we intend to defend these matters vigorously, we cannot predict with certainty the outcome or effect of any claim or other litigation matter, and the ultimate outcome of any litigation or the potential costs to resolve them may have a material adverse effect on us. Insurance may not be applicable or sufficient in all cases or insurers may not remain solvent, which may have a material adverse effect on our financial condition.

Because we obtain some of our insurances through protection and indemnity associations, we may also be retrospectively subject to calls or premiums in amounts based not only on our own claim records, but also on the claim records of all other members of the protection and indemnity associations.

We may be retrospectively subject to calls, or premiums, in amounts based not only on our claim records but also on the claim records of all other members of the protection and indemnity associations through which we receive insurance coverage for tort liability, including pollution-related liability. Our payment of these calls could result in significant expenses to us, which could have a material adverse effect on our business, results of operations and financial condition and our ability to pay dividends in the future.

Failure to comply with the U.S. Foreign Corrupt Practices Act of 1977, or FCPA, could result in fines, criminal penalties, and an adverse effect on our business.

We operate throughout the world, including countries with a reputation for corruption. We are committed to doing business in accordance with applicable anti-corruption laws and have adopted a code of business conduct and ethics which is consistent and in full compliance with the FCPA. We are subject, however, to the risk that we, our affiliated entities or our or their respective officers, directors, employees and agents may take action determined to be in violation of such anti-corruption laws, including the FCPA. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect our business, results of operations or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

We depend on our commercial and technical managers to operate our business and our business could be harmed if our managers fail to perform their services satisfactorily.

Pursuant to our management agreements, V.Ships provides us with technical, general administrative and support services (including vessel maintenance, crewing, purchasing, shipyard supervision, assistance with regulatory compliance, accounting related to vessels and provisions). Fidelity provides us with commercial management services for our vessels and Seanergy Management provides us with certain other management services. Our operational success depends significantly upon V.Ships’, Fidelity’s and Seanergy Management’s satisfactory performance of these services. Our business would be harmed if V.Ships, Fidelity or Seanergy Management failed to perform these services satisfactorily. In addition, if our management agreements with any of V.Ships, Fidelity or Seanergy Management were to be terminated or if their terms were to be altered, our business could be adversely affected, as we may not be able to immediately replace such services, and even if replacement services were immediately available, the terms offered could be less favorable than those under our existing management agreements.

Our ability to compete for and enter into new period time and spot charters and to expand our relationships with our existing charterers will depend largely on our relationship with our commercial manager, Fidelity, and its reputation and relationships in the shipping industry. If Fidelity suffers material damage to its reputation or relationships, it may harm our ability to:

•	renew existing charters upon their expiration;

•	obtain new charters;

•	obtain financing on commercially acceptable terms;

•	maintain satisfactory relationships with our charterers and suppliers; and

•	successfully execute our business strategies.

If our ability to do any of the things described above is impaired, it could have a material adverse effect on our business, financial condition and results of operations.

Our managers are each privately held companies and there is little or no publicly available information about them.

The ability of V.Ships, Fidelity and Seanergy Management to render management services will depend in part on their own financial strength. Circumstances beyond our control could impair their financial strength, and because each is a privately held company, information about their financial strength is not available. As a result, we and our shareholders might have little advance warning of financial or other problems affecting them even though their financial or other problems could have a material adverse effect on us.

Management fees will be payable to our technical manager regardless of our profitability, which could have a material adverse effect on our business, financial condition and results of operations.

Pursuant to our technical management agreements with V.Ships, we paid a monthly fee of $8,240 per vessel in 2019 and we have been paying a monthly fee of about $8,488 per vessel starting January 1, 2020 in exchange for V.Ships’ provision of technical, support and administrative services. The management fees do not cover expenses such as voyage expenses, vessel operating expenses, maintenance expenses and crewing costs, for which we reimburse the technical manager. The management fees are payable whether or not our vessels are employed and regardless of our profitability, and we have no ability to require our technical managers to reduce the management fees if our profitability decreases, which could have a material adverse effect on our business, financial condition and results of operations.

The majority of the members of our shipping committee are appointees nominated by Jelco, which could create conflicts of interest detrimental to us.

Our board of directors has created a shipping committee, which has been delegated exclusive authority to consider and vote upon all matters involving shipping and vessel finance, subject to certain limitations. Jelco has the right to appoint two of the three members of the shipping committee and as a result effectively controls all decisions with respect to our shipping operations that do not involve a transaction with our Sponsor. Mr. Stamatios Tsantanis, Ms. Christina Anagnostara and Mr. Elias Culucundis currently serve on our shipping committee.

We may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. holders of our common stock.

A foreign corporation will be treated as a “passive foreign investment company”, or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of “passive income”. For purposes of these tests, “passive income” includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income”. U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

Based upon our current and anticipated method of operations, we do not believe that we should be a PFIC with respect to our 2019 taxable year, and we do not expect to become a PFIC in any future taxable year. In this regard, we intend to treat our gross income from time charters as active services income, rather than rental income. Accordingly, our income from our time chartering activities should not constitute “passive income”, and the assets that we own and operate in connection with the production of that income should not constitute passive assets. There is substantial legal authority supporting this position including case law and U.S. Internal Revenue Service, or IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, it should be noted that there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, no assurance can be given that the IRS or a court of law will accept this position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, no assurance can be given that we would not constitute a PFIC for any future taxable year if the nature and extent of our operations change.

If the IRS were to find that we are or have been a PFIC for any taxable year, our U.S. shareholders would face adverse U.S. federal income tax consequences and certain information reporting requirements. Under the PFIC rules, unless those shareholders make an election available under the United States Internal Revenue Code of 1986 as amended, or the Code (which election could itself have adverse consequences for such shareholders), such shareholders would be liable to pay U.S. federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of their shares of our common stock, as if the excess distribution or gain had been recognized ratably over the shareholder’s holding period of the shares of our common stock. Similar consequences would apply to holders of our warrants. See “Item 10.E. Tax Considerations – U.S. Federal Income Tax Consequences – U.S. Federal Income Taxation of U.S. Holders - Passive Foreign Investment Company Rules” in our Annual Report for a more comprehensive discussion of the U.S. federal income tax consequences to U.S. shareholders if we are treated as a PFIC.

We may have to pay tax on U.S. source income, which would reduce our earnings.

Under the Code, 50% of the gross shipping income of a vessel-owning or chartering corporation, such as us and our subsidiaries, that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States, exclusive of certain U.S. territories and possessions, “U.S. source gross shipping income” may be subject to a 4% U.S. federal income tax without allowance for deduction, unless that corporation qualifies for exemption from tax under Section 883 of the Code and the applicable Treasury Regulations promulgated thereunder.

We did not qualify for exemption from the 4% tax under Section 883 for our 2019 taxable year as we did not satisfy one of the ownership tests described in “Tax Considerations – United States Federal Income Tax Consequences – Exemption of Operating Income from United States Federal Income Taxation” in this prospectus, for such taxable year. The ownership tests require us, inter alia, to establish or substantiate sufficient ownership of our common shares by one or more “qualified” shareholders. For our 2019 taxable year, we had U.S. source gross shipping income, on which we were subject to a U.S federal tax of $147,548. Some of our charterparties contain clauses that permit us to seek reimbursement from charterers of any U.S. tax paid. We have sought reimbursement and have secured payment from all of our charterers for the 2019 taxable year.

Due to the factual nature of the issues involved, and given that we are currently not eligible for the exemption from tax under Section 883 of the Code, we can give no assurances on the tax-exempt status of ourselves or that of any of our subsidiaries for our 2020 or subsequent taxable year. If we or our subsidiaries continue not to be entitled to exemption under Section 883, we or our subsidiaries will continue to be subject to the 4% U.S. federal income tax on 50% of any shipping income such companies derive that is attributable to the transport of cargoes to or from the United States. This tax is a cost, which, if unreimbursed, has a negative effect on our business and results in decreased earnings available for distribution to our shareholders.

We may be subject to tax in the jurisdictions in which we or our vessel-owning subsidiaries are incorporated or operate.

In addition to the tax consequences discussed herein, we may be subject to tax in one or more other jurisdictions where we or our vessel-owning subsidiaries are incorporated or conduct activities. We are subject to a corporate flat tax for our subsidiaries in Malta for the period from January 1, 2019 to December 31, 2019 and could be subject to additional taxation in the future in Malta or other jurisdictions where our subsidiaries are incorporated or do business. The amount of any such tax imposed upon our operations or on our subsidiaries’ operations may be material and could have an adverse effect on our earnings.

We are a “foreign private issuer”, which could make our common stock less attractive to some investors or otherwise harm our stock price.

We are a “foreign private issuer”, as such term is defined in Rule 405 under the Securities Act. As a “foreign private issuer” the rules governing the information that we disclose differ from those governing U.S. corporations pursuant to the Exchange Act. We are not required to file quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchase and sales of our securities. Our exemption from the rules of Section 16 of the Exchange Act regarding sales of common stock by insiders means that you will have less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act. Moreover, we are exempt from the proxy rules, and proxy statements that we distribute will not be subject to review by the Commission. Accordingly, there may be less publicly available information concerning us than there is for other U.S. public companies. These factors could make our common stock less attractive to some investors or otherwise harm our stock price.

As a Marshall Islands corporation with principal executive offices in Greece, and also having subsidiaries in the Republic of the Marshall Islands and other offshore jurisdictions such as Liberia, Bermuda and the British Virgin Islands, our operations may be subject to economic substance requirements.

In December 2017, following an assessment of the tax policies of various countries by the Code of Conduct Group for Business Taxation of the European Union, or the COCG, the Council of the European Union, or the Council, approved and published Council conclusions containing a list of “non-cooperative jurisdictions” for tax purposes, the 2017 Conclusions. In March 2019, the Council adopted a revised list of non-cooperative jurisdictions, the 2019 Conclusions. In the 2019 Conclusions, the Republic of the Marshall Islands, among others, was placed by the E.U. on its list of non-cooperative jurisdictions for tax purposes for failing to implement certain commitments previously made to the E.U. by the agreed deadline. However, it was announced by the Council in October 2019 that the Marshall Islands had been removed from the list of non-cooperative tax jurisdictions. E.U. member states have agreed upon a set of measures, which they can choose to apply against the listed countries, including increased monitoring and audits, withholding taxes, special documentation requirements and anti-abuse provisions. The European Commission has stated it will continue to support member states’ efforts to develop a more coordinated approach to sanctions for the listed countries. E.U. legislation prohibits E.U. funds from being channeled or transited through entities in non-cooperative jurisdictions.

We are a Marshall Islands corporation with principal executive offices in Greece. Several of our subsidiaries are organized in the Republic of the Marshall Islands, Liberia, Bermuda and the British Virgin Islands. The Marshall Islands have enacted economic substance regulations with which we are obligated to comply. The Marshall Islands economic substance regulations require certain entities that carry out particular activities to comply with a three-part economic substance test whereby the entity must show that it (i) is directed and managed in the Marshall Islands in relation to that relevant activity, (ii) carries out core income-generating activity in relation to that relevant activity in the Marshall Islands (although it is being understood and acknowledged by the regulators that income-generated activities for shipping companies will generally occur in international waters) and (iii) having regard to the level of relevant activity carried out in the Marshall Islands has (a) an adequate amount of expenditures in the Marshall Islands, (b) adequate physical presence in the Marshall Islands and (c) an adequate number of qualified employees in the Marshall Islands. Bermuda and the British Virgin Islands have enacted similar legislation.

If we fail to comply with our obligations under such legislation or any similar law applicable to us in any other jurisdictions, we could be subject to financial penalties and spontaneous disclosure of information to foreign tax officials, or could be struck from the register of companies, in related jurisdictions. Any of the foregoing could be disruptive to our business and could have a material adverse effect on our business, financial conditions and operating results.

We do not know (i) if the E.U. will add the Marshall Islands, Liberia, Bermuda or the British Virgin Islands to the list of non-cooperative jurisdictions, (ii) how quickly the E.U. would react to any changes in legislation of the relevant jurisdictions, or (iii) how E.U. banks or other counterparties will react while we or any of our subsidiaries remain as entities organized and existing under the laws of listed countries. The effect of the E.U. list of non-cooperative jurisdictions, and any noncompliance by us with any legislation adopted by applicable countries to achieve removal from the list, including economic substance regulations, could have a material adverse effect on our business, financial conditions and operating results.

The Public Company Accounting Oversight Board inspection of our independent accounting firm, could lead to adverse findings in our auditors’ reports and challenges to the accuracy of our published audited consolidated financial statements.

Auditors of U.S. public companies are required by law to undergo periodic Public Company Accounting Oversight Board, or PCAOB, inspections that assess their compliance with U.S. law and professional standards in connection with performance of audits of financial statements filed with the SEC. For several years certain European Union countries, including Greece, did not permit the PCAOB to conduct inspections of accounting firms established and operating in such European Union countries, even if they were part of major international firms. Accordingly, unlike for most U.S. public companies, the PCAOB was prevented from evaluating our auditor’s performance of audits and its quality control procedures, and, unlike stockholders of most U.S. public companies, we and our stockholders were deprived of the possible benefits of such inspections. Since 2015, Greece agreed to allow the PCAOB to conduct inspections of accounting firms operating in Greece. In the future, such PCAOB inspections could result in findings in our auditors’ quality control procedures, question the validity of the auditor’s reports on our published consolidated financial statements and the effectiveness of our internal control over financial reporting, and cast doubt upon the accuracy of our published audited financial statements.

We conduct business in China, where the legal system is not fully developed and has inherent uncertainties that could limit the legal protections available to us.

Some of our vessels may be chartered to Chinese customers and from time to time on our charterers’ instructions, our vessels may call on Chinese ports. Such charters and voyages may be subject to regulations in China that may require us to incur new or additional compliance or other administrative costs and may require that we pay to the Chinese government new taxes or other fees. Applicable laws and regulations in China may not be well publicized and may not be known to us or our charterers in advance of us or our charterers becoming subject to them, and the implementation of such laws and regulations may be inconsistent. Changes in Chinese laws and regulations, including with regards to tax matters, or changes in their implementation by local authorities, could affect our vessels if chartered to Chinese customers as well as our vessels calling to Chinese ports and could have a material adverse impact on our business, financial conditions and results of operations.

Changing laws and evolving reporting requirements could have an adverse effect on our business.

Changing laws, regulations and standards relating to reporting requirements, including the European Union General Data Protection Regulation, or GDPR, may create additional compliance requirements for us. To maintain high standards of corporate governance and public disclosure, we have invested in, and continue to invest in, reasonably necessary resources to comply with evolving standards.

GDPR broadens the scope of personal privacy laws to protect the rights of European Union citizens and requires organizations to report on data breaches within 72 hours and be bound by more stringent rules for obtaining the consent of individuals on how their data can be used. Non-compliance with GDPR may expose entities to significant fines or other regulatory claims which could have an adverse effect on our business, and results of operations.

A cyber-attack could materially disrupt our business.

We rely on information technology systems and networks in our operations and administration of our business. Our business operations could be targeted by individuals or groups seeking to sabotage or disrupt our information technology systems and networks, or to steal data. A successful cyber-attack could materially disrupt our operations, including the safety of our operations, or lead to unauthorized release of information or alteration of information in our systems. Any such attack or other breach of our information technology systems could have a material adverse effect on our business and results of operations. In addition, the unavailability of the information systems or the failure of these systems to perform as anticipated for any reason could disrupt our business and could result in decreased performance and increased operating costs, causing our business and results of operations to suffer. Any significant interruption or failure of our information systems or any significant breach of security could adversely affect our business and results of operations.

The smuggling of drugs or other contraband onto our vessels may lead to governmental claims against us.

We expect that our vessels will call in ports in South America and other areas where smugglers attempt to hide drugs and other contraband on vessels, with or without the knowledge of crew members. Under some jurisdictions, vessels used for the conveyance of illegal drugs could subject the vessels to forfeiture to the government of such jurisdiction. To the extent our vessels are found with contraband, whether inside or attached to the hull of our vessel and whether with or without the knowledge of any member of our crew, we may face reputational damage and governmental or other regulatory claims or penalties which could have an adverse effect on our business, results of operations, cash flows and financial condition, as well as our ability to maintain cash flows, including cash available for distributions to pay dividends to our common shareholders. Under some jurisdictions, vessels used for the conveyance of illegal drugs could subject result in forfeiture of the vessel to forfeiture to the government of such jurisdiction.

Risks Relating to this Offering and the Ownership of our Common Shares and Warrants

The market price of our common shares has been and may in the future be subject to significant fluctuations. Further, there is no guarantee of a continuing public market to resell our common shares.

Our common shares commenced trading on the Nasdaq Global Market on October 15, 2008. Since December 21, 2012, our common shares have traded on the Nasdaq Capital Market. We cannot assure you that an active and liquid public market for our common shares will continue.

The market price of our common shares has been and may in the future be subject to significant fluctuations as a result of many factors, some of which are beyond our control. Among the factors that have in the past and could in the future affect our stock price are:

•	quarterly variations in our results of operations;

•	changes in market valuations of similar companies and stock market price and volume fluctuations generally;

•	changes in earnings estimates or the publication of research reports by analysts;

•	speculation in the press or investment community about our business or the shipping industry generally;

•	strategic actions by us or our competitors such as acquisitions or restructurings;

•	the thin trading market for our common shares, which makes it somewhat illiquid;

•	regulatory developments;

•	additions or departures of key personnel;

•	general market conditions; and

•	domestic and international economic, market and currency factors unrelated to our performance.

The stock markets in general, and the markets for dry bulk shipping and shipping stocks in particular, have experienced extreme volatility that has sometimes been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of our common stock.

Additionally, there is no guarantee of a continuing public market to resell our common shares. Our common shares now trade on the Nasdaq Capital Market. We cannot assure you that an active and liquid public market for our common shares will continue. On July 15, 2019, we received written notification from the NASDAQ Stock Market, indicating that because the closing bid price of our common stock for 30 consecutive business days, from May 31, 2019 to July 12, 2019, was below the minimum $1.00 per share bid price requirement for continued listing on the Nasdaq Capital Market, we were not in compliance with Nasdaq Listing Rule 5550(a)(2). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the applicable grace period to regain compliance was 180 days, or until January 13, 2020. On January 14, 2020, we received written notification from the NASDAQ Stock Market, indicating that we were granted an additional 180-day grace period, until July 13, 2020, to cure our non-compliance with Nasdaq Listing Rule 5550(a)(2). We received written notification from the NASDAQ Stock Market dated April 17, 2020, granting an extension of the grace period to cure such non-compliance from July 13, 2020 to September 25, 2020. The extension was granted as part of Nasdaq’s determination to toll the compliance periods for all public companies, not meeting the continued listing requirements, such as the bid price requirement, due to the extraordinary market conditions and unprecedented turmoil in U.S financial markets. We can cure this deficiency if the closing bid price of our common stock is $1.00 per share or higher for at least ten consecutive business days during the grace period. A reverse stock split will be considered by our board of directors if deemed necessary in order to regain compliance prior to the expiration of the grace period. During this time, our common stock will continue to be listed and trade on the Nasdaq Capital Market.

We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

The declaration and payment of dividends will always be subject to the discretion of our board of directors and will depend on a number of factors. Our board of directors may not declare dividends in the future.

The declaration, timing and amount of any dividend is subject to the discretion of our board of directors and will be dependent upon our earnings, financial condition, market prospects, capital expenditure requirements, investment opportunities, restrictions in our loan agreements, the provisions of Marshall Islands law affecting the payment of dividends to shareholders, overall market conditions and other factors. Our board of directors may not declare dividends in the future.

Further, Marshall Islands law generally prohibits the payment of dividends if the company is insolvent or would be rendered insolvent upon payment of such dividend, and dividends may be declared and paid out of our operating surplus. Dividends may also be declared or paid out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. We may be unable to pay dividends in any anticipated amount or at all.

Anti-takeover provisions in our restated articles of incorporation and second amended and restated bylaws could make it difficult for shareholders to replace or remove our current board of directors or could have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our common shares.

Several provisions of our restated articles of incorporation and second amended and restated bylaws could make it difficult for shareholders to change the composition of our board of directors in any one year, preventing them from changing the composition of our management. In addition, the same provisions may discourage, delay or prevent a merger or acquisition that shareholders may consider favorable.

These provisions:

•	authorize our board of directors to issue “blank check” preferred stock without shareholder approval;

•	provide for a classified board of directors with staggered, three-year terms;

•	require a super-majority vote in order to amend the provisions regarding our classified board of directors;

•	permit the removal of any director from office at any time, with or without cause, at the request of the shareholder group entitled to designate such director; and

•
prevent our board of directors from dissolving the shipping committee or altering the duties or composition of the shipping committee without an affirmative vote of not less than 80% of the board of directors.

These anti-takeover provisions could substantially impede the ability of shareholders to benefit from a change in control and, as a result, may adversely affect the market price of our common shares and your ability to realize any potential change of control premium.

Issuance of preferred shares may adversely affect the voting power of our shareholders and have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our common shares.

Our restated articles of incorporation currently authorize our board of directors to issue preferred shares in one or more series and to determine the rights, preferences, privileges and restrictions, with respect to, among other things, dividends, conversion, voting, redemption, liquidation and the number of shares constituting any series without shareholders’ approval. If our board of directors determines to issue preferred shares, such issuance may discourage, delay or prevent a merger or acquisition that shareholders may consider favorable. The issuance of preferred shares with voting and conversion rights may also adversely affect the voting power of the holders of common shares. This could substantially impede the ability of public shareholders to benefit from a change in control and, as a result, may adversely affect the market price of our common shares and our shareholders’ ability to realize any potential change of control premium.

We may issue additional common shares or other equity securities without shareholder approval, which would dilute our existing shareholders’ ownership interests and may depress the market price of our common shares.

We may issue additional common shares or other equity securities of equal or senior rank in the future without shareholder approval in connection with, among other things, future vessel acquisitions, the repayment of outstanding indebtedness, and the conversion of convertible financial instruments.

Our issuance of additional common shares or other equity securities of equal or senior rank in these situations would have the following effects:

•	our existing shareholders’ proportionate ownership interest in us would decrease;

•	the proportionate amount of cash available for dividends payable on our common shares could decrease;

•	the relative voting strength of each previously outstanding common share could be diminished; and

•	the market price of our common shares could decline.

In addition, we may be obligated to issue pursuant to the terms of outstanding warrants and convertible notes:

•
766,666 common shares issuable upon the exercise of outstanding Class A warrants at an exercise price of $30.00 per share, which warrants trade on the Nasdaq Capital Market under the ticker symbol “SHIPW” and expire in December 2021;

•
4,830,000 common shares issuable upon the exercise of outstanding Class B warrants at an exercise price of $1.00 per share, which warrants trade on the Nasdaq Capital Market under the ticker symbol “SHIPZ” and expire in May 2022;

•	1,823,529 common shares issuable upon the exercise of the Class B warrants issued to Jelco, pursuant to a Securities Purchase Agreement dated May 9, 2019 between Jelco and the Company;

•	210,000 common shares issuable upon the exercise of a representative’s warrant at an exercise price per share of $1.00, which warrant expires in May 2022;

•
35,299,000 common shares issuable upon exercise of outstanding Class D warrants at an exercise price of $0.12 per share (following an adjustment of the exercise price from $0.17 per share effective on April 22, 2020), which warrants were issued in our public offering which closed on April 2, 2020 and expire in April 2025;

•
1,764,500 common shares issuable upon the exercise of a representative’s warrant issued in connection with our public offering which closed on April 2, 2020, at an exercise price per share of $0.2125, which warrant expires in March 2023;

•	50,000,000 common shares issuable at an exercise price of $0.135 per common share upon exercise of the Warrants issued in the private placement which closed on April 14, 2020;

•	50,750,000 common shares issuable at an exercise price of $0.12 per common share upon exercise of the Warrants issued in the private placement which closed on April 22, 2020;

•	42,950,000 common shares issuable at an exercise price of $0.12 per common share upon exercise of the Warrants issued in the private placement which closed on May 4. 2020;

•	43,350,000 common shares issuable at an exercise price of $0.12 per common share upon exercise of the Warrants issued in the private placement which closed on May 7, 2020; and

•
2,867,776 shares issuable upon exercise of convertible notes comprising 281,481 common shares issuable upon exercise of a conversion option pursuant to the convertible note, dated March 12, 2015, as amended, that we issued to Jelco, 1,567,777 common shares issuable upon exercise of a conversion option pursuant to the revolving convertible note, dated September 7, 2015, as amended, that we issued to Jelco, and 1,018,518 common shares issuable upon exercise of a conversion option pursuant to the convertible note, dated September 27, 2017, as amended, that we issued to Jelco.

Our issuance of additional common shares upon the exercise of such warrants and convertible notes would cause the proportionate ownership interest in us of our existing shareholders, other than the exercising warrant or note holders, to decrease; the relative voting strength of each previously outstanding common share held by our existing shareholders to decrease; and, depending on our share price when and if these warrants or notes are exercised, may result in dilution to our shareholders.

Future issuances or sales, or the potential for future issuances or sales, of our common shares may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

We have issued a significant number of our common shares and may do so in the future. Shares to be issued pursuant to the exercise of our outstanding warrants, including the Warrants, could cause the market price of our common shares to decline, and could have an adverse effect on our earnings per share. In addition, future sales of our common shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.

We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law, which may negatively affect the ability of shareholders to protect their interests.

Our corporate affairs are governed by our Restated Articles of Incorporation, our Second Amended and Restated Bylaws and by the Marshall Islands Business Corporations Act, or the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the laws of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, shareholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction.

Additionally, the Republic of the Marshall Islands does not have a legal provision for bankruptcy or a general statutory mechanism for insolvency proceedings. As such, in the event of a future insolvency or bankruptcy, our shareholders and creditors may experience delays in their ability to recover for their claims after any such insolvency or bankruptcy. Further, in the event of any bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving us or any of our subsidiaries, bankruptcy laws other than those of the United States could apply. If we become a debtor under U.S. bankruptcy law, bankruptcy courts in the United States may seek to assert jurisdiction over all of our assets, wherever located, including property situated in other countries. There can be no assurance, however, that we would become a debtor in the United States, or that a U.S. bankruptcy court would be entitled to, or accept, jurisdiction over such a bankruptcy case, or that courts in other countries that have jurisdiction over us and our operations would recognize a U.S. bankruptcy court’s jurisdiction if any other bankruptcy court would determine it had jurisdiction.

It may not be possible for investors to serve process on or enforce U.S. judgments against us.

We and all of our subsidiaries are incorporated in jurisdictions outside the U.S. and substantially all of our assets and those of our subsidiaries are located outside the U.S. In addition, most of our directors and officers are non-residents of the U.S., and all or a substantial portion of the assets of these non-residents are located outside the U.S. As a result, it may be difficult or impossible for U.S. investors to serve process within the U.S. upon us, our subsidiaries or our directors and officers or to enforce a judgment against us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries are located (1) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon the civil liability provisions of applicable U.S. federal and state securities laws or (2) would enforce, in original actions, liabilities against us or our subsidiaries based on those laws.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $4.6 million if all of the Warrants are exercised in full on a cash basis. We intend to use the proceeds from the exercise of the Warrants for general corporate purposes. It is possible that some or all of the Warrants may expire and may never be exercised.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2019:

•           on an actual basis;

•          on an as adjusted basis, to give effect to events that have occurred between January 1, 2020 and May 7, 2020: (a) $6.3 million of installments paid under our secured long-term debt, other financial liabilities and due to related parties since December 31, 2019, (b) the issuance of 2,500,000 restricted shares of common stock pursuant to our equity incentive plan, (c) the forfeiture of 111 common shares under our equity incentive plan, (d) the sale of 35,290,000 units related to the public offering which closed on April 2, 2020 at a price of $0.17 per unit, in exchange for gross proceeds of $6.0 million, or net proceeds of $5.2 million after deducting an amount of $0.8 million concerning underwriting expenses, commissions related to the offering and other fees, each unit consisting of one common share and one Class D warrant to purchase one common share, (e) the sale of 3,000,000 common shares and 5,293,500 Class D Warrants, in exchange for gross proceeds and net proceeds of $0.5 million, under the partial exercise of the over-allotment option granted to the representative of the underwriters pursuant to the public offering which closed on April 2, 2020, (f) the sale of 50,000,000 common shares and warrants to purchase up to 50,000,000 common shares each with a combined price of $0.135 related to the registered direct offering which closed on April 14, 2020, in exchange for gross proceeds of $6.8 million, or net proceeds of $6.1 million after deducting an amount of $0.7 million concerning Placement Agent’s fees, commissions related to the offering and other fees, (g) the sale of 2,293,500 common shares, in exchange for gross proceeds of $0.4 million, or net proceeds of $0.3 million, under the exercise of the remaining over-allotment option granted to the representative of the underwriters pursuant to the public offering which closed on April 2, 2020, (h) the sale of 50,750,000 common shares and warrants to purchase up to 50,750,000 common shares each with a combined price of $0.12 related to the registered direct offering which closed on April 22, 2020, in exchange for gross proceeds of $6.1 million, or net proceeds of $5.5 million after deducting an amount of $0.6 million concerning Placement Agent’s fees, commissions related to the offering and other fees, (i) the issuance of 5,284,500 common shares following the exercise of 5,284,500 Class D Warrants for gross and net proceeds of $0.6 million, (j) the sale of 42,950,000 common shares and warrants to purchase up to 42,950,000 common shares each with a combined price of $0.12 related to the registered direct offering which closed on May 4, 2020, in exchange for gross proceeds of $5.2 million, or net proceeds of $4.7 million after deducting an amount of $0.5 million concerning Placement Agent’s fees related to the offering and other fees and (k) the sale of 43,350,000 common shares and warrants to purchase up to 43,350,000 common shares each with a combined price of $0.12 related to the registered direct offering which closed on May 7, 2020, in exchange for gross proceeds of $5.2 million, or net proceeds of $4.7 million after deducting an amount of $0.5 million concerning Placement Agent’s fees related to the offering and other fees; and

•          on an as further adjusted basis to give effect to: (a) 35,299,000 common shares issuable upon exercise of the remaining Class D warrants issued in the public offering which closed on April 2, 2020 at an exercise price of $0.12 per share, in exchange for gross and net proceeds of $4.2 million and (b) 1,764,500 common shares issuable upon the exercise of a representative’s warrant issued in connection with the public offering which closed on April 2, 2020, at an exercise price per share of $0.2125, in exchange for gross and net proceeds of $0.4 million.

There have been no significant adjustments to our capitalization since December 31, 2019, other than the adjustments described above. The historical data in the table is derived from, and should be read in conjunction with, our historical financial statements included in this prospectus. You should also read this table in conjunction with the information in the section entitled “Item 5. Operating and Financial Review and Prospects” included in our audited consolidated financial statements for the year ended December 31, 2019 in our Report on Form 20-F, filed with the Commission on March 5, 2020 and is incorporated by reference herein.

(All figures in thousands of U.S. dollars, except for share amounts)	Actual (audited)	As Adjusted (unaudited)*	As Further Adjusted (unaudited)*
Debt:
Secured long-term debt, other financial liabilities and due to related parties, net of deferred finance costs (net of deferred finance costs of $2,556)	$207,303	$201,018	$201,018
Convertible notes (net of deferred finance costs of $229)	14,608	14,608	14,608
Total debt	$221,911	$215,626	$215,626

Shareholders’ equity:
Preferred stock, $0.0001 par value; 25,000,000 shares authorized; none issued	—	—	—
Common shares, $0.0001 par value; 500,000,000 authorized shares as at December 31, 2019; 26,900,050 shares issued and outstanding as at December 31, 2019; 262,317,939 shares issued and outstanding as adjusted, 299,381,439 shares issuable as further adjusted	$3	$26	$30
Additional paid-in capital (excluding shareholder’s convertible notes)	370,742	398,459	403,066
Additional paid-in capital - Shareholder’s convertible notes	35,354	35,354	35,354
Accumulated deficit - Shareholder’s convertible notes accumulated amortization	(11,476)	(11,476)	(11,476)
Accumulated deficit (excluding shareholder’s convertible notes accumulated amortization)	(364,765)	(364,765)	(364,765)
Total Shareholders’ equity	29,858	57,598	62,209
Total capitalization	$251,769	$273,224	$277,835

*	The As Adjusted and the As Further Adjusted Additional paid-in capital and the Accumulated deficit do not include the incentive plan charge from January 1, 2020 to May 7, 2020.

DESCRIPTION OF CAPITAL STOCK AND WARRANTS

For the complete terms of our capital stock, please refer to our amended and restated articles of incorporation and our second amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part. The BCA of the Republic of the Marshall Islands may also affect the terms of our capital stock.

For purposes of the following description of capital stock, references to “us”, “we” and “our” refer only to Seanergy Maritime Holdings Corp. and not any of its subsidiaries.

Purpose

Our purpose, as stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA. Our amended and restated articles of incorporation and bylaws do not impose any limitations on the ownership rights of our shareholders.

Authorized Capitalization
Our authorized capital stock consists of 500,000,000 registered common shares, par value $0.0001 per share, of which 262,317,939 shares were issued and outstanding as of the date of this prospectus, and 25,000,000 registered preferred shares with par value of $0.0001, of which no shares are issued and outstanding. Our board of directors has the authority to establish such series of preferred shares and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions as shall be stated in the resolution or resolutions providing for the issue of such preferred shares.

Share History

We were incorporated under the laws of the Republic of the Marshall Islands on January 4, 2008, originally under the name Seanergy Merger Corp., as a wholly-owned subsidiary of Seanergy Maritime Corp. We changed our name to Seanergy Maritime Holdings Corp. on July 11, 2008. Seanergy Maritime Corp.’s common shares were originally listed on the American Stock Exchange. On October 15, 2008, Seanergy Maritime Corp.’s common shares commenced trading on the Nasdaq Global Market. Following the dissolution of Seanergy Maritime Corp., our common shares started trading on the Nasdaq Global Market on January 28, 2009. Effective December 21, 2012, we transferred our stock listing to the Nasdaq Capital Market. The following information gives effect to a one-for-fifteen reverse stock split of our common shares that became effective on March 20, 2019.

On February 1, 2018, we issued an aggregate of 84,000 of our common shares to certain of our directors, officers and employees pursuant to the Plan.

On November 7, 2018, we issued an aggregate of 120,000 of our common shares to Cargill in connection with the lease financing transaction for the Championship.

On January 10, 2019, we issued an aggregate of 144,000 of our common shares to certain of our directors, officers and employees pursuant to the Plan.

On May 13, 2019, we sold 4,200,000 units at a price of $3.40 per unit in a public offering. Each unit consisted of one common share (or one pre-funded warrant in lieu of one common share in the unit), one Class B warrant to purchase one common share and one Class C warrant to purchase one common share. In connection with the sale of the securities, we issued one Representative Warrant to the underwriters to purchase 210,000 common shares. In connection with the offering, the underwriters exercised their overallotment option with regard to 630,000 Class B warrants and 630,000 Class C warrants.

Concurrently with the public offering on May 13, 2019, we sold 1,823,529 units in a private placement to Jelco in exchange for, inter alia, the forgiveness of certain payment obligations of ours, including all interest payments accrued and due through December 31, 2019, pursuant to a Securities Purchase Agreement entered into with Jelco on May 9, 2019, or the Purchase Agreement. In connection with the private placement, 1,823,529 common shares were issued to Jelco on May 13, 2019 and pursuant to the alternate cashless exercise of Jelco’s Class C warrants further 4,996,469 common shares were issued to Jelco on June 17, 2019. As of the date of this prospectus, the 1,823,529 Class B Warrants issued to Jelco remain outstanding. All Class C Warrants issued to Jelco were exercised on June 14, 2019.

On February 24, 2020, we issued an aggregate of 2,500,000 of our common shares to certain of our directors, officers and employees pursuant to the Plan.

On April 2, 2020, we completed a public offering of 35,290,000 units of the Company, each unit consisting of (i) one common share, par value $0.0001 per share or a pre-funded warrant to purchase one common share at an exercise price equal to $0.01 per Common Share, and (ii) one Class D Warrant to purchase one common share, for $0.17 per unit (or $0.16 per unit including a pre-funded warrant). On the same date, the underwriters also exercised an over-allotment option granted in connection with the offering, and purchased an additional 3,000,000 common shares and 5,293,500 Class D Warrants. On April 22, 2020, we lowered the exercise price of the Class D Warrants to $0.12 per share.

On April 14, 2020, the underwriters fully exercised the overallotment option granted in connection with the public offering which was completed on April 2, 2020 and purchased an additional 2,293,500 common shares.

On April 14, 2020, we completed a public offering of 50,000,000 common shares of the Company, at a price per share of $0.135. Concurrently with the sale of common shares in this offering, we also issued and sold to the same investors warrants to purchase up to an aggregate of 50,000,000 common shares at an exercise price equal to $0.135 per share in a transaction exempt from registration with the Commission.

On April 22, 2020, we completed a public offering of 50,750,000 common shares of the Company, at a price per share of $0.12. Concurrently with the sale of common shares in this offering, we also issued and sold to the same investors warrants to purchase up to an aggregate of 50,750,000 common shares at an exercise price equal to $0.12 per share in a transaction exempt from registration with the Commission.

On May 4, 2020, we completed a public offering of 42,950,000 common shares of the Company, at a price per share of $0.12. Concurrently with the sale of common shares in this offering, we also issued and sold to the same investors warrants to purchase up to an aggregate of 42,950,000 common shares at an exercise price equal to $0.12 per share in a transaction exempt from registration with the Commission.

On May 7, 2020, we completed a public offering of 43,350,000 common shares of the Company, at a price per share of $0.12. Concurrently with the sale of common shares in this offering, we also issued and sold to the same investors warrants to purchase up to an aggregate of 43,350,000 common shares at an exercise price equal to $0.12 per share in a transaction exempt from registration with the Commission.

Between April 23, 2020 and May 6, 2020, inclusive, we issued 5,284,500 common shares of the Company pursuant to exercises of 5,284,500 Class D Warrants issued on April 2, 2020.

Our Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws

Under our second amended and restated bylaws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings of the shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time exclusively by the board of directors. Notice of every annual and special meeting of shareholders shall be given at least 15 but not more than 60 days before such meeting to each shareholder of record entitled to vote thereat.

Directors

Our directors are elected by the affirmative vote of a plurality of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote in the election. Our amended and restated articles of incorporation and second amended and restated bylaws prohibit cumulative voting in the election of directors.

The board of directors must consist of at least one member and not more than thirteen. Each director shall be elected to serve until the third succeeding annual meeting of shareholders and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. The board of directors has the authority to fix the amounts which shall be payable to the members of our board of directors, and to members of any committee, for attendance at any meeting or for services rendered to us.

Classified Board

Our amended and restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay shareholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

Election and Removal

Our amended and restated articles of incorporation and second amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our second amended and restated bylaws provide that our directors may be removed only for cause and only upon the affirmative vote of the majority of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, our shareholders generally have the right to dissent from the sale of all or substantially all of our assets not made in the usual course of our business and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the BCA for the shares of any class or series of stock, which shares at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Anti-takeover Provisions of our Charter Documents

Several provisions of our amended and restated articles of incorporation and second amended and restated bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Limited Actions by Shareholders

Our amended and restated articles of incorporation and second amended and restated bylaws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders.

Our amended and restated articles of incorporation and second amended and restated bylaws provide that only our board of directors may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting.

Blank Check Preferred Stock

Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 25,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Class D Warrants

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the warrant. No fractional common shares will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.  However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The exercise price per whole common share purchasable upon exercise of the warrants is $0.12 per share. The exercise price is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares. The exercise price may be reduced to any amount and for any period of time deemed appropriate by our board of directors.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied for the listing of the Class D Warrants offered in this offering on the Nasdaq Capital Market. However, no assurance can be given that an active trading market for the Class D Warrants will develop and continue. Without an active trading market, the liquidity of the Class D Warrants will be limited.

Warrant Agent. The Class D Warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust, as warrant agent, and us. The warrants initially are represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of our common shares, the holder of a warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the warrant.

Governing Law. The warrants and the warrant agreement are governed by New York law.

Representative’s Warrant

We issued to the underwriters in the public offering which closed on April 2, 2020 a warrant to purchase 1,764,500 common shares. The warrant will be exercisable at any time, and from time to time, in whole or in part, commencing six (6) months from the effective date of the registration statement for the public offering and will expire three years from the effective date of such registration statement. The warrant is exercisable at a per share price of $0.2125. In addition, the warrant provides for registration rights upon request, in certain cases.

Transfer Agent

The registrar and transfer agent for our common shares and Class D Warrants is Continental Stock Transfer & Trust Company.

Listing

Our common shares, Class A Warrants and Class B Warrants trade on the Nasdaq Capital Market under the symbol “SHIP” and “SHIPW” and “SHIPZ”, respectively. We have applied for the listing of our Class D Warrants on the Nasdaq Capital Market.

TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax and Marshall Islands tax consequences of the ownership and disposition of the units consisting of one common share or one pre-funded warrant and one Class D Warrant to purchase one common share, and our common shares, and of the ownership, exercise, lapse and disposition of the pre-funded warrants and Class D Warrants, and of the material U.S. federal and Marshall Islands income tax consequences applicable to us and our operations. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our common shares or warrants, as applicable, that is treated for U.S. federal income tax purposes as:

•	an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia; or

•
an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are not described as a U.S. Holder and are not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, you will be considered a “Non-U.S. Holder”. The U.S. federal income tax consequences applicable to Non-U.S. Holders is described below under the heading “United States Federal Income Taxation of Non-U.S. Holders”.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common shares or warrants through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common shares or warrants, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.

This summary is based on the U.S. Internal Revenue Code of 1986, as is in effect as of the date of this prospectus, or the Code, its legislative history, Treasury Regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that will own and hold our common shares and warrants as capital assets within the meaning of Section 1221 of the Code and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or “financial services entities”;

•	broker-dealers;

•	taxpayers who have elected mark-to-market accounting for U.S. federal income tax purposes;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	certain expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 10% (by vote or value) or more of our shares;

•	persons that hold our common shares or warrants as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•	persons required to recognize income for U.S. federal income tax purposes no later than when such income is included on an “applicable financial statement”; or

•	persons whose functional currency is not the U.S. dollar.

This summary does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws.

We have not sought, nor do we intend to seek, a ruling from the Internal Revenue Service, or the IRS, as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court.

Because of the complexity of the tax laws and because the tax consequences to any particular holder of our common shares and warrants may be affected by matters not discussed herein, each such holder is urged to consult with its tax advisor with respect to the specific tax consequences of the ownership and disposition of our common shares and warrants, including the applicability and effect of state, local and non-U.S. tax laws, as well as U.S. federal tax laws.

United States Federal Income Tax Consequences

Taxation of Operating Income: In General

Unless exempt from United States federal income taxation under the rules discussed below, a foreign corporation is subject to United States federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a shipping pool, partnership, strategic alliance, joint operating agreement, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income”, to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of the gross shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States, exclusive of certain U.S. territories and possessions, constitutes income from sources within the United States, which we refer to as “U.S. source gross shipping income”.

Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We are prohibited by law from engaging in transportation that produces income considered to be 100% from sources within the United States.

Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.

For our 2019 taxable year, we had U.S. source gross shipping income of approximately $3,688,713.

We are subject to a 4% tax imposed without allowance for deductions for such taxable year, as described in “—Taxation in the Absence of Exemption”, unless we qualify for exemption from tax under Section 883 of the Code, the requirements of which are described in detail below. For our 2019 taxable year, we were subject to a U.S federal tax of $147,548 for which we received reimbursement from our charterers pursuant to relevant provisions in our charterparties.

Exemption of Operating Income from United States Federal Income Taxation

Under Section 883 of the Code and the regulations thereunder, we will be exempt from United States federal income taxation on our U.S.-source shipping income if:

•	we are organized in a foreign country (our “country of organization”) that grants an “equivalent exemption” to corporations organized in the United States; and one of the following is true:

•
more than 50% of the value of our shares is owned, directly or indirectly, by “qualified shareholders,” that are persons (i) who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States, and (ii) we satisfy certain substantiation requirements, which we refer to as the “50% Ownership Test”; or

•
our shares are “primarily” and “regularly” traded on one or more established securities markets in our country of organization, in another country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the “Publicly-Traded Test”.

The jurisdictions where we and our ship-owning subsidiaries are incorporated grant “equivalent exemptions” to United States corporations. Therefore, we will be exempt from United States federal income taxation with respect to our U.S. source shipping income if we satisfy either the 50% Ownership Test or the Publicly-Traded Test.

50% Ownership Test

Under the regulations, a foreign corporation will satisfy the 50% Ownership Test for a taxable year if (i) for at least half of the number of days in the taxable year, more than 50% of the value of its shares is owned, directly or constructively through the application of certain attribution rules prescribed by the regulations, by one or more shareholders who are residents of foreign countries that grant “equivalent exemption” to corporations organized in the United States and (ii) the foreign corporation satisfies certain substantiation and reporting requirements with respect to such shareholders. Holders of warrants will not be treated as constructive owners of shares for purposes of the 50% Ownership Test.

We did not satisfy the 50% Ownership Test for our 2019 taxable year. Furthermore, these substantiation requirements are onerous and therefore there can be no assurance that we would be able to satisfy them, even if our share ownership would otherwise satisfy the requirements of the 50% Ownership Test.

Publicly-Traded Test

The regulations provide that the stock of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country if the number of shares of each class of stock used to satisfy the Publicly-Traded Test that is traded during the taxable year on all established securities markets in that country exceeds the number of shares in each such class that is traded during that year on established securities markets in any other single country.

Under the regulations, the stock of a foreign corporation will be considered “regularly traded” if one or more classes of its stock representing 50% or more of its outstanding shares, by total combined voting power of all classes of stock entitled to vote and by total combined value of all classes of stock, are listed on one or more established securities markets (such as Nasdaq Capital Market), which we refer to as the “listing threshold.”

The regulations further require that with respect to each class of stock relied upon to meet the listing requirement: (i) such class of the stock is traded on the market, other than in minimal quantities, on at least sixty (60) days during the taxable year or one-sixth (1/6) of the days in a short taxable year; and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. Even if a foreign corporation does not satisfy both tests, the regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if such class of stock is traded on an established market in the United States and such class of stock is regularly quoted by dealers making a market in such stock.

Notwithstanding the foregoing, the regulations provide, in pertinent part, that a class of stock will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding shares of such class of stock are owned, actually or constructively under specified attribution rules, on more than half the days during the taxable year by persons who each own directly or indirectly 5% or more of the vote and value of such class of stock, whom we refer to as “5% Shareholders”. We refer to this restriction in the regulations as the “Closely-Held Rule”.

For purposes of being able to determine our 5% Shareholders, the regulations permit a foreign corporation to rely on Schedule 13G and Schedule 13D filings with the Commission. The regulations further provide that an investment company that is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes.

The Closely-Held Rule will not disqualify a foreign corporation, however, if it can establish or substantiate that qualified shareholders own, actually or constructively under specified attribution rules, sufficient shares in the closely-held block of stock to preclude the shares in the closely-held block that are owned by non-qualified 5% Shareholders from representing 50% or more of the value of such class of stock for more than half of the days during the tax year. These substantiation requirements are onerous and consequently there can be no assurance that we would be able to satisfy them with respect to any taxable year. We do not believe that we satisfied that less than 50% of our shares were held for more than half of the days in the 2019 taxable year by non-qualified 5% Shareholders. Additionally, holders of warrants will not be treated as constructive owners of shares for purposes of the Closely-Held Rule.

Due to the factual nature of the issues involved, there can be no assurance that we or any of our subsidiaries will qualify for the benefits of Section 883 of the Code for future taxable years.

Taxation in Absence of Exemption

To the extent the benefits of Section 883 are unavailable, our U.S. source gross shipping income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, otherwise referred to as the “4% Tax”. Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on our shipping income would never exceed 2% under the 4% Tax.

To the extent the benefits of the Section 883 exemption are unavailable and our U.S. source gross shipping income is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S. source gross shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax currently imposed at a rate of 21%. In addition, we may be subject to the 30% “branch profits” tax on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of our U.S. trade or business.

Our U.S. source gross shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:

•	we have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

•
substantially all of our U.S. source gross shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States, or, in the case of income from the leasing of a vessel, is attributable to a fixed place of business in the United States.

We do not intend to have, or permit circumstances that would result in having, any vessel operating to the United States on a regularly scheduled basis, or earning income from the leasing of a vessel attributable to a fixed place of business in the United States. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S. source gross shipping income will be “effectively connected” with the conduct of a U.S. trade or business.

United States Taxation of Gain on Sale of Vessels

Regardless of whether we qualify for exemption under Section 883, we will not be subject to United States federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under United States federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

United States Federal Income Taxation of U.S. Holders

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one common share or one pre-funded warrant and one Class D Warrant. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the common share or pre-funded warrant and Class D Warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each common share or pre-funded warrant and each Class D Warrant should be the shareholder’s tax basis in such share or pre-funded warrant and each Class D Warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the common share or pre-funded warrant and Class D Warrant comprising the unit, and the amount realized on the disposition should be allocated between the common share or pre-funded warrant and Class D Warrant based on their respective relative fair market values at the time of disposition (as determined by each such unit holder based on all relevant facts and circumstances). The separation of the common share or pre-funded warrant and the Class D Warrant comprising a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the common shares, pre-funded warrants and Class D Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

Tax Treatment of the Pre-Funded Warrants

We believe that our pre-funded warrants should be treated as our common shares for U.S. federal income tax purposes, rather than warrants. Assuming this position is upheld, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the common share received. Similarly, the tax basis of a pre-funded warrant should carry over to the common share received upon exercise, increased by the exercise price of $0.01 per share. However, our position is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our common shares. You should consult your tax advisor regarding the U.S. federal tax consequences of an investment in the pre-funded warrants. The following discussion assumes our pre-funded warrants are properly treated as our common shares.

Taxation of Distributions Paid on Common Shares

Subject to the passive foreign investment company, or PFIC, rules discussed below, any distributions made by us with respect to common shares to a U.S. Holder will generally constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in his common shares on a dollar-for-dollar basis and thereafter as capital gain. Because we are not a U.S. corporation, U.S. Holders that are corporations will generally not be entitled to claim a dividends-received deduction with respect to any distributions they receive from us.

Dividends paid on common shares to a U.S. Holder which is an individual, trust, or estate (a “U.S. Non-Corporate Holder”) will generally be treated as “qualified dividend income” that is taxable to such shareholders at preferential U.S. federal income tax rates provided that (1) the common shares are readily tradable on an established securities market in the United States (such as Nasdaq Capital Market on which the common shares are currently listed); (2) we are not a passive foreign investment company, or PFIC, for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are or have been, and do not expect to be); (3) the U.S. Non-Corporate Holder has owned the common shares for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares become ex-dividend; and (4) certain other conditions are met.

Any dividends paid by us which are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Holder.

Special rules may apply to any “extraordinary dividend”—generally, a dividend in an amount which is equal to or in excess of 10% of a shareholder’s adjusted basis in a common share—paid by us. If we pay an “extraordinary dividend” on our common shares that is treated as “qualified dividend income,” then any loss derived by a U.S. Non-Corporate Holder from the sale or exchange of such common shares will be treated as long-term capital loss to the extent of such dividend.

Sale, Exchange or other Disposition of Common Shares and Warrants

Assuming we do not constitute a PFIC for any taxable year, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common shares or warrants in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such shares or warrants. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the common shares or warrants is greater than one year at the time of the sale, exchange or other disposition. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

U.S. Federal Income Tax Treatment of the Warrants

Neither we nor a U.S. Holder of a warrant will recognize gain or loss as a result of the U.S. Holder’s receipt of our common shares upon exercise of a warrant. A U.S. Holder’s adjusted tax basis in the common shares received will be an amount equal to the sum of (i) the U.S. Holder’s adjusted tax basis in the warrant exercised and (ii) the amount of the exercise price for the warrant. If the warrants lapse without being exercised, the U.S. Holder will recognize capital loss in the amount equal to the U.S. Holder’s adjusted tax basis in the warrants. A U.S. Holder’s holding period for common shares received upon exercise of a warrant (other than a pre-funded warrant) will commence on the date the warrant is exercised.

The exercise price of a warrant is subject to adjustment under certain circumstances. If an adjustment increases a proportionate interest of the holder of a warrant in the fully diluted common shares without proportionate adjustments to the holders of our common shares, U.S. Holder of the warrants may be treated as having received a constructive distribution, which may be taxable to the U.S. Holder as a dividend.

The tax consequences of holding and disposing of our common shares is discussed above. U.S. Holders of our warrants should also carefully review the section titled “Passive Foreign Investment Company Rules” as a U.S. Holder generally will not be able to make a QEF election with respect to the warrants if we are a PFIC.

Passive Foreign Investment Company Rules

Special U.S. federal income tax rules apply to a U.S. Holder that holds stock, or is treated as holding stock by application of certain attribution rules (for instance, treating options or warrants as stock), in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held our common shares or warrants, either:

•	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of the assets held by the corporation during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services should not constitute passive income. By contrast, rental income, which includes bareboat hire, would generally constitute “passive income” unless we are treated under specific rules as deriving rental income in the active conduct of a trade or business.

Based on our current operations and future projections, we do not believe that we are or have been a PFIC during our 2019 taxable year, nor do we expect to become a PFIC with respect to our 2020 taxable year or any future taxable year. Although there is no legal authority directly on point, our belief is based principally on the position that, for purposes of determining whether we are a PFIC, the gross income we derive or are deemed to derive from the time chartering and voyage chartering activities of our wholly-owned subsidiaries should constitute services income, rather than rental income. Correspondingly, we believe that such income does not constitute passive income, and the assets that we or our wholly-owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels, do not constitute passive assets for purposes of determining whether we are a PFIC. We believe there is substantial legal authority supporting our position consisting of case law and Internal Revenue Service pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. It should be noted that in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, the Internal Revenue Service or a court could disagree with this position. In addition, although we intend to conduct our affairs in a manner so as to avoid being classified as a PFIC with respect to any taxable year, there can be no assurance that the nature of our operations will not change in the future.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder of our common shares (but not our warrants, other than pre-funded warrants) makes an election to treat us as a “Qualified Electing Fund,” which election is referred to as a “QEF election.” As an alternative to making a QEF election, a U.S. Holder of our common shares (but not our warrants, other than pre-funded warrants) should be able to make a “mark-to-market” election with respect to the common shares, as discussed below. In addition, if we were to be treated as a PFIC, a U.S. Holder would be required to file an IRS Form 8621 with respect to such holder’s common shares.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder of our common shares (including pre-funded warrants) makes a timely QEF election, which U.S. Holder is referred to as an “Electing Holder,” the Electing Holder must report each year for U.S. federal income tax purposes its pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from us by the Electing Holder. The Electing Holder’s adjusted tax basis in the common shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common shares and will not be taxed again once distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of the common shares. A U.S. Holder would make a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with his, her or its U.S. federal income tax return. After the end of each taxable year, we will determine whether we were a PFIC for such taxable year. If we determine or otherwise become aware that we are a PFIC for any taxable year, we will use commercially reasonable efforts to provide each U.S. Holder with all necessary information, including a PFIC Annual Information Statement, in order to enable such holder to make a QEF election for such taxable year. A U.S. Holder will not be able to make a QEF election in respect of our warrants (other than pre-funded warrants). U.S. Holders of our common shares or warrants are urged to consult their own tax advisors regarding the application of the PFIC rules and the QEF rules to them.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

Alternatively, if we were to be treated as a PFIC for any taxable year and, as anticipated, our common shares are treated as “marketable stock,” a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common shares. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such U.S. Holder’s adjusted tax basis in the common shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in his common shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of the common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder. The mark-to-market election is generally unavailable to U.S. Holders of our warrants, other than pre-funded warrants.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

Finally, if we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a timely QEF election or a timely “mark-to-market” election for that year, whom we refer to as a “Non-Electing Holder,” would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common shares in a taxable year in excess of 125 percent of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common shares), and (2) any gain realized on the sale, exchange or other disposition of our common shares or warrants. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holders’ aggregate holding period for the common shares or warrants (as the case may be);

•	the amount allocated to the current taxable year and any taxable year before we became a passive foreign investment company would be taxed as ordinary income; and

•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

These penalties would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of our common shares or warrants. If a Non-Electing Holder who is an individual dies while owning our common shares, such Non-Electing Holder’s successor generally would not receive a step-up in tax basis with respect to such common shares or warrants.

Net Investment Income Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) such U.S. Holder’s “net investment income” (or undistributed “net investment income” in the case of estates and trusts) for the relevant taxable year and (2) the excess of such U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include its gross dividend income and its net gains from the disposition of the common shares, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income generally will not include a U.S. Holder’s pro rata share of the Company’s income and gain (if we are a PFIC and that U.S. Holder makes a QEF election, as described above in “—Taxation of U.S. Holders Making a Timely QEF or Mark-to Market Election”). However, a U.S. Holder may elect to treat inclusions of income and gain from a QEF election as net investment income. Failure to make this election could result in a mismatch between a U.S. Holder’s ordinary income and net investment income. If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the net investment income tax to your income and gains in respect of your investment in our common shares or warrants.

United States Federal Income Taxation of Non-U.S. Holders

Dividends paid to a Non-U.S. Holder with respect to our common shares generally should not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally should not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our common shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case such gain from United States sources may be subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally should be subject to tax in the same manner as for a U.S. Holder and, if the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

A Non-U.S. Holder will generally not be subject to U.S. federal income tax upon the acquisition, holding, exercise or lapse of our warrants.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our common shares within the United States to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our common shares or warrants to or through a U.S. office of a broker by a non-corporate U.S. Holder. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 24%, generally should apply to distributions paid on our common shares to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of our common shares or warrants by a non-corporate U.S. Holder, who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	fails in certain circumstances to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding generally should be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

Individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, certain individuals who are Non-U.S. Holders and certain U.S. entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury regulations). Specified foreign financial assets would include, among other assets, the common shares, unless the shares held through an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged consult their own tax advisors regarding their reporting obligations under this legislation.

Marshall Islands Tax Consequences

We are incorporated in the Republic of the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, no Marshall Islands withholding tax will be imposed upon payment of dividends by us to its shareholders, and holders of our common shares that are not residents of or domiciled or carrying on any commercial activity in the Marshall Islands will not be subject to Marshall Islands tax on the sale or other disposition of our common shares.

PLAN OF DISTRIBUTION

We will deliver shares of our common stock upon exercise of the Warrants. As of the date of this prospectus, the Warrants were exercisable for a total of 37,063,500 common shares, of which (i) 35,299,000 common shares were issuable upon outstanding Class D Warrants, and (ii) 1,764,500 common shares are issuable upon the exercise of an outstanding Representative’s Warrant. For additional information about the Warrants, please see the section of this prospectus entitled “Description of Capital Stock and Warrants”.

EXPENSES RELATING TO THIS OFFERING

The expenses of the offering of the securities to which this prospectus relates were substantially paid in connection with the initial offering of the Warrants.

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain other legal matters relating to United States and Marshall Islands law are being passed upon for us by Watson Farley & Williams LLP, New York, New York.

EXPERTS

The consolidated financial statements of Seanergy Maritime Holdings Corp. appearing in Seanergy Maritime Holdings Corp.’s Annual Report (Form 20-F) for the year ended December 31, 2019 (including schedule appearing therein), have been audited by Ernst & Young (Hellas) Certified Auditors-Accountants S.A., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 3 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors-Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors-Accountants, or SOEL, Greece with registration number 107.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer”, our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with, and furnish to it, which means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus. However, statements contained in this prospectus or in documents that we file with or furnish to the Commission and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. We hereby incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on March 5, 2020;

•	our reports on Form 6-K furnished to the Commission on March 5, 2020, April 3, 2020, April 14, 2020, April 21, 2020 and April 24, 2020, April 30, 2020, May 1, 2020 and May 6, 2020.

We are also incorporating by reference any documents that we file with the Commission after the date of the filing of the initial registration statement of which the prospectus forms a part and prior to the effectiveness of that registration statement, and all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we file with or furnish to the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address: Attn: General Counsel, Seanergy Maritime Holdings Corp., 154 Vouliagmenis Avenue, 166 74 Glyfada, Athens, Greece, Tel: +30 2130181507. Alternatively, copies of these documents are available via our website (http://www.seanergymaritime.com/). The information on our website is not incorporated by reference into this prospectus.

Up to 37,063,500 Common Shares
Issuable Upon Exercise of Outstanding Warrants

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Under Article VII of our bylaws and under Section 60 of the BCA, we may indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. However, such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe that his conduct was unlawful. Under Section 60 of the BCA and our bylaws, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

In addition, under Section 60 of the BCA and under our bylaws, we may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may be made against expenses (including attorneys’ fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Again, this is provided that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Furthermore, and as provided by both our bylaws and Section 60 of the BCA, when a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing instances, or in the defense of a related claim, issue or matter, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such matter.

Likewise, pursuant to our bylaws and Section 60 of the BCA, expenses (our bylaws specifically includes attorneys’ fees in expenses) incurred in defending a civil or criminal action, suit or proceeding by an officer or director may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. The bylaws further provide that with respect to other employees, such expenses may be paid on the terms and conditions, if any, as the Board may deem appropriate.

Both Section 60 of the BCA and our bylaws further provide that the foregoing indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in any person’s official capacity and/or as to action in another capacity while holding office.

Under both Section 60 of the BCA and our bylaws, we also have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity regardless of whether the corporation would have the power to indemnify such person against such liability under the foregoing.

Under Section 60 of the BCA (and as provided in our bylaws), the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person’s heirs, executors and administrators unless otherwise provided when authorized or ratified. Additionally, under Section 60 of the BCA and our bylaws, any repeal or modification of Article VII of our bylaws shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

In addition to the above, our bylaws provide that references to us includes constituent corporations, and defines “other enterprises” to include employee benefit plans, “fines” to include excise taxes imposed on a person with respect to an employee benefit plan, and further defines the term “serving at the request of the corporation”.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits and Financial Statement Schedules

(a) Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding such exhibits, which index to exhibits is incorporated herein by reference.

(b) Financial Statements

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

(a)	Under Rule 415 of the Securities Act,

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Not applicable.

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) – (g) Not applicable.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that :

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(k) – (l) Not applicable

Exhibit List

Exhibit Number	Description

1.1
Underwriting Agreement dated March 31, 2020 between the Company and Maxim Group LLC, as representative of the underwriters listed on Schedule A therein (incorporated by reference to Exhibit 1.1 of the registrant’s report on Form 6-K furnished with the Commission on April 3, 2020).

4.1	Specimen Common Share Certificate (incorporated herein by reference to Exhibit 4.1 to the registrant’s report on Form 6-K filed with the Commission on March 19, 2019).

4.2	Form of Class D Warrant Agreement to Purchase Common Shares (incorporated by reference to Exhibit 4.2 of the registrant’s report on Form 6-K furnished with the Commission on April 3, 2020)

4.3	Representative’s Warrant (incorporated by reference to Exhibit 4.4 of the registrant’s report on Form 6-K furnished with the Commission on April 3, 2020)

5.1
Opinion of Watson Farley & Williams LLP as to the validity of the securities (incorporated by reference to Exhibit 5.1 to the registrant’s registration statement on Form F-1 filed with the Commission on March 30, 2020).

5.2
Opinion of Watson Farley & Williams LLP as to the validity of the securities (incorporated by reference to Exhibit 5.1 to the registrant’s registration statement on Form F-1MEF filed with the Commission on March 31, 2020).

8.1
Opinion of Watson Farley & Williams LLP with respect to certain tax matters (incorporated by reference to Exhibit 8.1 to the registrant’s registration statement on Form F-1 filed with the Commission on March 30, 2020).

8.2
Opinion of Watson Farley & Williams LLP with respect to certain tax matters (incorporated by reference to Exhibit 8.1 to the registrant’s registration statement on Form F-1MEF filed with the Commission on March 31, 2020).

23.1	Consent of Ernst & Young (Hellas) Certified Auditors-Accountants S.A.*

23.2	Consent of Watson Farley & Williams LLP (included in its opinions filed as Exhibit 5.1 and 5.2)

23.3	Consent of Watson Farley & Williams LLP (included in its opinion filed as Exhibit 8.1 and 8.2)

24.1	Powers of Attorney (included in the signature pages hereto)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece on May 7, 2020.

SEANERGY MARITIME HOLDINGS CORP.

By:	/s/ Stamatios Tsantanis
Name: Stamatios Tsantanis
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stamatios Tsantanis and Will Vogel as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on May 7, 2020 in the capacities indicated.

Signature	Title

/s/ Stamatios Tsantanis*	Director, Chief Executive Officer and
Stamatios Tsantanis	Chairman of the Board
(Principal Executive Officer)

/s/ Stavros Gyftakis*	Chief Financial Officer
Stavros Gyftakis	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christina Anagnostara*	Director
Christina Anagnostara

/s/ Dimitrios Anagnostopoulos*	Director
Dimitrios Anagnostopoulos

/s/ Elias Culucundis*	Director
Elias Culucundis

/s/ Ioannis Kartsonas*	Director
Ioannis Kartsonas

*	Pursuant to power of attorney

By:	/s/ Stamatios Tsantanis
Stamatios Tsantanis

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Seanergy Maritime Holdings Corp., has signed this registration statement in the City of Newark, State of Delaware on May 7, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director